                                                                EXHIBIT 10.10.5

                      OPERATION AND MAINTENANCE AGREEMENT

                                 BY AND BETWEEN

                             NECO-BELLINGHAM, INC.

                                   AS LESSEE

                                      AND

                 WESTINGHOUSE OPERATING SERVICES COMPANY, INC.

                                  AS OPERATOR

                                    FOR THE

                               BELLINGHAM PROJECT

                        CARBON DIOXIDE RECOVERY FACILITY

                                  DATED AS OF

                                  MAY 1, 1995

                               TABLE OF CONTENTS

1.0 DEFINITIONS.....................................................  1

2.0 STATUS OF OPERATOR..............................................  6

3.0 OPERATOR'S RESPONSIBILITIES.....................................  7

4.0 LESSEE'S RESPONSIBILITIES....................................... 12

5.0 PAYMENTS BY LESSEE.............................................. 13

6.0 TERM OF AGREEMENT............................................... 15

7.0 TERMINATION..................................................... 16

8.0 OPERATOR'S INDEMNITY............................................ 18

9.0 LESSEE'S INDEMNITY.............................................. 18

10.0 REPRESENTATIONS AND WARRANTIES................................. 19

11.0 FORCE MAJEURE.................................................. 20

13.0 DISPUTE RESOLUTION............................................. 22

14.0 LIMITATIONS OF LIABILITY....................................... 23

16.0 HAZARDOUS MATERIALS............................................ 25

17.0 PROPRIETARY INFORMATION........................................ 26

18.0 MISCELLANEOUS.................................................. 27

                                    EXHIBITS



Exhibit A    Description of the Facility

Exhibit B    Facility Work Force

Exhibit C    Existing Inventory

Exhibit D    Termination Payments

Exhibit E    O&M Recordkeeping Requirements

Exhibit F    Monthly Sum Breakdown

Exhibit G    Daily Reports Provided to Lessee

Exhibit H    Site Layout and Description

Exhibit I    Sample of Monthly Report

Exhibit J    Inspection Scheduling Guidelines

Exhibit K    Escalation Formula

Exhibit L    Carbon Dioxide Quality Specifications

Exhibit M    Price List 1720

Exhibit N    Westinghouse Electric Corporation Guaranty

                      OPERATION AND MAINTENANCE AGREEMENT


          THIS OPERATION AND MAINTENANCE AGREEMENT, dated as of May 1, 1995 (the "Effective Date"), is by and between NECO-BELLINGHAM, INC. ("Lessee"), having a place of business at 11104 West Airport Boulevard, Suite 160, Stafford, Texas 77477, and WESTINGHOUSE OPERATING SERVICES COMPANY, INC., a Delaware corporation ("Operator"), having a place of business at 4400 Alafaya Trail, Orlando, Florida 32826-2399.


                              W I T N E S S E T H


          WHEREAS, the Facility (as hereinafter defined), located in Bellingham, Massachusetts, is owned by Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership ("Owner");


          WHEREAS, Lessee leases the Facility from Owner and operates the Facility;


          WHEREAS, Operator, by itself and through suppliers and subcontractors, desires to provide certain operation and maintenance services for the Facility to Lessee;


          WHEREAS, Operator has experience in performing services required for the operation and maintenance of the Facility; and


          WHEREAS, Lessee and Operator now desire to set forth the terms pursuant to which Operator shall provide services for the operation and maintenance of the Facility.


          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements herein expressed, Lessee and Operator, intending to be legally bound, hereby agree to the following:

1.0  DEFINITIONS

          1.1  CERTAIN DEFINED TERMS.  As used herein and unless otherwise
               ---------------------
expressly indicated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):


          AFFILIATE shall mean any corporation or other entity that, directly or
          ---------
indirectly, controls or is controlled by or under common control with a Party.

          AGREEMENT shall mean this Operation and Maintenance Agreement
          ---------
(including all Exhibits attached hereto), as it may be amended from time to time in accordance with its terms.

          BUDGET shall have the meaning specified in Article 3.9.
          ------

          CARBON DIOXIDE PURCHASE AGREEMENTS shall mean those certain agreements
          ----------------------------------
for the sale of carbon dioxide produced by the Facility (a) between Lessee and Airco Carbon Dioxide Division of The BOC Group, Inc., dated as of December 21, 1990, and (b) between Lessee and Liquid Carbonic Carbon Dioxide Corporation, dated as of December 21, 1990, each as the same may be amended or substituted for from time to time.

          CONTRACT PURCHASERS shall mean Airco Carbon Dioxide Division of The
          -------------------
BOC Group, Inc., Liquid Carbonic Carbon Dioxide Corporation and such other parties as may from time to time purchase carbon dioxide produced by the Facility.

          CHANGE ORDER shall have the meaning specified in Article 16.
          ------------

          CONTRACT YEAR shall mean each of:
          -------------

          1. the period from the Operation Date until December 31 of the same calendar year; and

          2. each consecutive full or partial calendar year thereafter ending on or prior to the last Day of the Term.

          Any calculation in this Agreement determined by reference to a Contract Year shall be prorated with respect to a Contract Year of less than three hundred sixty five (365) Days.

          CONSUMABLES shall mean all items consumed or needing regular periodic
          -----------
replacement during the operation and maintenance of the Facility, including all gaskets, seals, small tools, lubricants, rags, oils, filter media, greases, chemicals, fluids, additives, anti-corrosion devices and other expendable materials.

          DAY shall mean a calendar day, unless otherwise specified.  In the
          ---
event that a payment or regular reporting obligation or an optional notice deadline falls or occurs due on a Saturday, Sunday or legal holiday in the locality where the Work is being performed, the obligation or deadline shall be deemed due or to occur on the next business Day thereafter.

          EFFICIENCY GUARANTEE shall mean consumption and makeup of MEA and
          --------------------
copper, and costs for reclaimer sump waste disposal, in each case based on quantities for which charges are incurred from third parties, in the operation of the Facility at a rate per ton of aggregate Product output as hereinafter adjusted not in excess of 3.75 pounds (undiluted equivalent)per ton, 17.5 pounds (undiluted equivalent) per 1,000 tons, and 1.03 gallons per ton, respectively. Aggregate Product output shall be adjusted for purposes of determining compliance with the Efficiency Guarantee in respect of each Contract Year by increasing the aggregate Product Output (computed as provided for in the Minimum Product Output Guarantee) for such Contract Year by the number of tons of Product extracted from flue gas but not placed in storage due to (i) unavailability of contemporaneous storage for Product, (ii) events of Force Majeure or (iii) Scheduled or Unscheduled Services on the liquefaction portion (back end) of the Facility, or (iv) Lessee's direction.

          FACILITY shall mean the Carbon Dioxide Recovery Facility located on
          --------
the Site adjacent to the Power Plant, including raw material, product and byproduct loading, unloading and storage facilities, and all auxiliary systems and Facility Equipment necessary for the operation and maintenance of the same.

          FACILITY CONTRACTS shall mean collectively the Carbon Dioxide Purchase
          ------------------
Agreements, the Lease Agreement and the Steam Sales Agreement.

          FACILITY EQUIPMENT shall mean collectively all equipment, machinery,
          ------------------
apparatus, structures and other similar items required for the operation and maintenance of the Facility.

          FACILITY OPERATING PROCEDURES shall mean the procedures for the
          -----------------------------
operation of the Facility production process included as part of the Site Procedures, including any such procedures specified in the operation and maintenance manuals and standard operating procedures for the Facility provided by the contractor and any equipment supplier therefor and the most recent revision of the MEA solution operating guidelines.

          FACILITY TOOLS shall mean collectively all tools required for the
          --------------
operation and maintenance of the Facility.

          FACILITY WORK FORCE shall mean the individuals required for the
          -------------------
operation and maintenance of the Facility and performance of all services and other obligations of Operator under this Agreement, whether provided directly or through Subcontractors. Operator's proposed organizational structure of the Facility Work Force that will operate the Facility and provide Routine Services (all of whom shall be employees of Operator) are set forth in Exhibit B,
                                                              ---------
provided, however, that Exhibit B shall not have the effect of limiting in any
                        ---------
respect the scope of Operator's obligation to provide services to carry out the Work, including operation and Routine Services.

          FINANCING ENTITY shall mean any bank, financial institution or other
          ----------------
person or entity providing development, construction or permanent financing or refinancing for the development, construction or operation of the Facility or the Power Plant or matters related thereto. The term Financing Entity shall include entities providing financing to Owner and entities providing financing in connection with a lease of the Facility.

          FINANCING AGREEMENTS shall mean the promissory notes, loan agreements,
          --------------------
guarantees, assignments, security agreements, mortgages, and other agreements among Lessee and/or Owner and any Financing Entity.

          FORCE MAJEURE shall have the meaning specified in Article 11.1.
          -------------

          GOVERNMENTAL REQUIREMENTS shall mean all applicable federal, state,
          -------------------------
county, municipal and administrative laws and regulations and any rulings, interpretations, orders, codes and standards promulgated thereunder.

          HAZARDOUS MATERIALS shall mean (a) asbestos, (b) any "hazardous
          -------------------
substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), or the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), (c) "hazardous wastes" as defined in the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and (d) "toxic substances" as defined in the Toxic Substance Control Act as amended (15 U.S.C.
Section 2601 et seq.), in the regulations adopted and publications promulgated pursuant thereto or in any other federal, state or local environmental Governmental Requirements.

          INTEREST RATE shall mean the lesser of:
          -------------

          (a) the reference rate of The Chase Manhattan Bank, N.A. in effect on the date payment is due plus one percent (1%); or

          (b)  the maximum non-usurious interest rate under applicable law.

          LEASE AGREEMENT shall mean that certain agreement for the lease of the
          ---------------
Facility between Owner and Lessee, dated as of June 28, 1989, as the same may be amended or substituted for from time to time.

          LESSEE shall mean NECO-Bellingham, Inc. and its successors and
          ------
assigns.

          MAJOR MAINTENANCE BUDGET shall mean that portion of the Budget
          ------------------------
contemplated by Article 3.9(b).

          MEA shall mean Monoethanolamine

          MINIMUM PRODUCT OUTPUT GUARANTEE for any Contract Year shall mean
          --------------------------------
production in such Contract Year of a number of tons of Product equal to (a) one hundred twelve thousand five hundred (112,500) reduced by (b) tons of Product not produced during such Contract Year (as hereafter determined) because of any complete or partial interruption in the Facility's production due exclusively to
(i) unavailability of electricity, steam and flue gas from at least one combustion turbine operating on natural gas in the Power Plant, (ii) unavailability of contemporaneous storage for Product, (iii) events of Force Majeure or, (iv)Lessee's direction.

          Production in any Contract Year shall be deemed to equal the sum of the Product output for each Day of the Contract Year, calculated for each such Day as follows:

          Product output = (CI - OI) + S

          Where:

          CI = Total Product inventory in all storage tanks as of 24:00 hrs (end of Day).

          OI = Total Product inventory in all storage tanks as of 00:00 hrs (beginning of Day).

          S =  Total of Product shipped for the Day.

          Tons of Product not produced in any Contract Year shall be deemed to equal the sum of the tons of Product not produced for each Day in such Contract Year on which any such interruption occurs, calculated for each such Day as follows:

          Product not produced = (AP / D) - DP

          Where:

          AP = Aggregate Product output for all Days in such Contract Year on which no interruption occurs.

          D = The number of Days in such Contract Year on which no interruption occurs.

          DP =  Daily Product output for such Day.

          MONTHLY SUM shall have the meaning specified in Article 5.2.
          -----------


          OPERATION DATE shall mean July 1, 1995.
          --------------

          OPERATOR shall mean Westinghouse Operating Services Company, Inc. and
          --------
its permitted successors hereunder.

          OWNER shall mean Northeast Energy Associates, A Limited Partnership,
          -----
and its successors and assigns.

          PARTY and PARTIES shall mean Operator and/or Lessee, as applicable.
          -----     -------

          PAYMENT REQUEST shall mean the periodic written requests for payment
          ---------------
to be submitted by Operator to Lessee in accordance with Article 5.

          PERMIT shall mean any approval, certificate, permit, license or the
          ------
like required for the relevant matter under applicable Governmental
Requirements.

          PLAN OF OPERATIONS shall mean Lessee's written instructions to
          ------------------
Operator issued pursuant to Article 4.1.

          PLANT MANAGER shall mean the individual from time to time designated
          -------------
by Operator, and approved by Lessee, pursuant to Article 3.11.

          POWER PLANT shall mean the Bellingham Cogeneration Facility owned by
          -----------
Owner and located adjacent to the Facility.

          PRODUCT shall mean liquid carbon dioxide meeting the minimum purity
          -------
requirements set forth on Exhibit L.
                          ---------

          PROJECT ADMINISTRATOR shall mean the person or persons designated by
          ---------------------
Lessee pursuant to Article 4.2.

          PRUDENT PRACTICES shall mean those, operating, maintenance,
          -----------------
engineering and other practices and methods, as such may be changed from time to time, that will result in the operation and maintenance of the Facility as efficiently, safely, economically and reliably as is prudent under prevailing industry practices and in compliance with the Agreement.

          QUALIFYING FACILITY OBJECTIVE shall mean the use by the Facility in
          -----------------------------
the production of Product of not less than five percent (5%) of the "total energy output" of the Power Plant as defined by [18 C.F.R. Section 292.202(i)] for the entire Contract Year. The total energy output for a Contract Year shall be determined by means of actual measured flows, temperatures and pressures by the steam and condensate return custody meters and instrumentation at the Power Plant.

          ROUTINE SERVICES shall mean services that can reasonably be expected
          ----------------
to be performed in the course of performance of Operator's operation and maintenance duties identified in Article 3, including services of a regular or minor nature that should be performed routinely to keep the Facility in good working order, such as lubrication, repacking of valves, minor leak repair, adjustments, calibrations and preventive and corrective services and regular maintenance not requiring a complete or partial interruption in the Facility's production for the performance thereof, and managerial oversight for Unscheduled Services and the implementation of the Major Maintenance Budget, all to the extent required by and in accordance with the standards provided in Article 3.32(a) through (f).

          SAFETY AND SECURITY PROGRAM shall mean Operator's safety and security
          ---------------------------
program contemplated by Article 3.13.

          SCHEDULED OUTAGE shall mean a planned complete or partial interruption
          ----------------
in the Facility's production that:

          (a) has been coordinated in advance with Lessee and the Power Plant with a mutually agreed upon start time and date and expected duration; and

          (b)  is required for Scheduled Services.

          SCHEDULED SERVICES shall mean the planned periodic inspection,
          ------------------
testing, preventive and corrective servicing and maintenance, overhaul and repair of the Facility requiring a complete or partial interruption in the Facility's production for the performance thereof, all to the extent required by and in accordance with the standards provided in Article 3.3(a) through (f). Replacement of pumps, parts, compressors, motors, vessels and other major Facility components, in each case having a component capital or repair cost in excess of $25,000, shall not constitute Scheduled Services.

          SCOPE CHANGE shall mean all work, including those matters contemplated
          ------------
by Article 3.7, falling outside the scope of Work described in this Agreement, as authorized by a Change Order.

          SITE shall mean the site where the Facility is located as described in
          ----
Exhibit H.
---------

          SITE PROCEDURES shall mean the procedures established pursuant to
          ---------------
Article 3.23 that prescribe the manner in which Work will be performed at the Site.

          SPARE PARTS shall mean all necessary or appropriate spare parts for
          -----------
the Facility.

          STEAM SALES AGREEMENT shall mean that certain agreement for the sale
          ---------------------
of steam produced by the Power Plant between Owner and Lessee, dated as of June 28, 1989, as the same may be amended or substituted for from time to time.

          SUBCONTRACTOR shall mean any party with whom Operator enters into a
          -------------
subcontract or otherwise arranges for the performance of any portion of the Work.

          TERM shall have the meaning provided in Article 6.1.
          ----

          TRAINING PROGRAM shall mean Operator's training program for its
          ----------------
personnel responsible for operation and maintenance of the Facility as contemplated by Article 3.24.

          UNSCHEDULED OUTAGE shall mean a complete or partial interruption in
          ------------------
the Facility's production that is required for Unscheduled Services.

          UNSCHEDULED SERVICES shall mean those services not defined as Routine
          --------------------
Services or Scheduled Services or included under Article 3.9(b). Replacement of pumps, parts, compressors, motors, vessels and other major Facility components, in each case having a component capital or repair cost less than $25,000, shall not constitute Unscheduled Services.


          WORK shall mean all of Operator's obligations and responsibilities
          ----
under this Agreement.

     1.2  ACCOUNTING TERMS.  All accounting terms not specifically defined
          -----------------
herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein. References to quantities of Product shall be deemed to be expressed in tons (2,000 pounds) unless otherwise specified.

     1.3  GENERAL REFERENCES.  The words "hereof," "herein," "hereto" and
          -------------------
"hereunder" and words of similar import when used in this Agreement shall, unless otherwise specified, refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.0  STATUS OF OPERATOR

     2.1  INDEPENDENT CONTRACTOR.  Operator shall perform and execute its
          -----------------------
obligations under this Agreement as an independent contractor to Lessee, and shall, as between Operator and Lessee, be responsible for all employment relations, including payroll and other taxes and other costs associated with, all individuals performing any portion of the Work (including any such individuals employed by or otherwise engaged by any Subcontractor). No such individual shall be deemed to be an employee or agent of Lessee.

3.0  OPERATOR'S RESPONSIBILITIES

     3.1  GENERAL SCOPE.  Operator shall commence operation and maintenance
          --------------
of the Facility on the Operation Date, and on such date shall assume full responsibility for the scope of the Work as provided herein. The intent of the foregoing is to require the provision by Operator, in exchange for the fixed and variable payments provided for in Article 5, of a full complement of equipment, materials, supplies and services, such that no other equipment, materials, supplies or services will be required for the proper functioning of the Facility, and to include within the Work both those matters that are specifically addressed herein and also those that would reasonably be expected to be performed or provided in order to achieve the foregoing. By way of illustration, the obligation to "operate" the Facility shall be deemed also to include the obligation to provide any equipment, materials, supplies or services necessary for the startup and shutdown of the Facility.

     3.2  OPERATION.  Without limiting the generality of the foregoing,
          ----------
Operator shall operate the Facility so as to achieve the Minimum Product Output Guarantee while meeting the limits of the Efficiency Guarantee and complying with Governmental Requirements, the Site Procedures, Prudent Practices, applicable operating requirements of the Facility Contracts, the Plan of Operations and Lessee's reasonable directions that are consistent with the foregoing. Operator shall also maintain metering equipment and records with respect to all process chemicals and Consumables usage, all process emissions and discharges and all Product deliveries. The Facility shall be staffed for continuous operation twenty four (24) hours per Day, three hundred sixty five
(365) Days per Contract Year.

     3.3  MAINTENANCE AND REPAIR SERVICES.  Operator shall perform all Routine
          --------------------------------
Services, Scheduled Services and Unscheduled Services, and implement all items contemplated by the Major Maintenance Budget, each in accordance with the standards provided in Article 3.3 (a) through (f), and shall provide all equipment, materials, supplies and services necessary to accomplish the same, either directly or through Subcontractors. Without limiting the generality of the foregoing,

          (a) Operator shall utilize and maintain a formal predictive, preventive and corrective maintenance management system capable of documenting all maintenance that is required, planned and completed. The system shall utilize work orders and provide and maintain a list of Spare Parts availability, Facility Equipment history and other details customarily collected with respect to facilities similar to the Facility;

          (b) Operator shall implement and periodically update a plan of Scheduled Services for the Facility, including outage planning, execution and coordination, technical supervision, labor, tooling and equipment, and inspection reports and recommendations, subject to Lessee's approval, which approval shall not be unreasonably withheld. The plan of Scheduled Services shall include an inspection, not less than annually, of the interiors of all major Facility vessels. The Parties shall mutually develop the plan of Scheduled Services consistent with the scheduling requirements of the Power Plant and the Contract Purchasers;

          (c) Operator shall maintain a set of marked-up As-built drawings at the Site showing any modifications made to the Facility (which modifications in all cases shall be subject to Lessee's and Owner's approval as provided in
Article 15). Operator will update drawings at the Site as requested by Owner in accordance with a Change Order;

          (d) Corrosion probe measurements shall be obtained daily. Abnormalities shall be reported promptly to Lessee and resolved expeditiously. A quarterly report containing a graphical representation of the corrosion probe data and the calculated corrosion rate in mils/yr. for each test point will be provided to Lessee by Operator;

          (e) Operator shall provide reasonable home office project support, including personnel management and administration, engineering, technical, environmental, regulatory and training and other support, required for the performance of the Work; and

          (f) Operator shall provide accounting services as necessary to formulate, monitor and report on the Budget.

          Unscheduled Services requiring replacement of pumps, parts, compressors, motors, vessels and other major Facility components, in each case having a component capital or repair cost in excess of $25,000, shall (unless and to the extent attributable to negligence of Operator) be performed pursuant to a Change Order. The Facility shall be returned to Lessee at the end of the Term in good working condition.

     3.4 PROCUREMENT. Operator shall procure all equipment, materials, supplies and services required for the operation and maintenance, including Routine Services, Scheduled Services and Unscheduled Services, of the Facility or otherwise for the performance of the Work. Operator shall make appropriate provisions for inspection, acceptance and/or return of goods and services delivered or provided, and shall be responsible for settling any quality disputes with vendors.

          Operator shall purchase MEA from a vendor designated by Lessee, provided it is available at arms length fair market pricing and markups and commissions not in excess of historical practices at the Facility.

     3.5  SUBCONTRACTORS.  Operator shall be responsible for the acts and
          ---------------
omissions of all Subcontractors, if any, used by Operator in the performance of the Work and, as between Operator and Lessee, any act or omission of any Subcontractor shall be deemed to be an act or omission of Operator. Operator shall be responsible for the implementation and coordination of the work of each Subcontractor consistent with the standards provided in Article 3.3(a) through
(f). Operator will use reasonable efforts to include in subcontracts entered into by Operator provisions permitting simultaneous termination without accrual of subsequent charges in the event that this Agreement is terminated or expires pursuant to its terms.

     3.6  INVENTORY.  Operator shall maintain on Site an inventory of Facility
          ----------
Equipment, Spare Parts, Facility Tools and Consumables adequate to support continuous and successful operation of the Facility. A current inventory of Facility Equipment, Spare Parts, Facility Tools and Consumables shall be supplied by Lessee to Operator thirty (30) Days prior to the Operation Date. A periodic inventory report shall be provided by Operator to Lessee in accordance with the Site Procedures. At the end of the Term Operator shall return to Lessee an inventory of Facility Equipment, Spare Parts, Facility Tools and Consumables substantially equivalent to that contained in the inventory made available to Operator on the Operation Date.

     3.7  CHANGES.  Operator shall periodically identify and make
          --------
recommendations to Lessee and Owner with regard to changes, capital improvements, modifications and upgrades to enhance the operation of the Facility. Any such change, improvement, modification or upgrade shall be implemented pursuant to the Change Order procedures provided in Article 15.

     3.8  COORDINATION.  Operator shall be responsible for routine coordination
          -------------
and interface with the parties to the Facility Contracts and local agencies, such as fire and police departments, as required for the operation and maintenance of the Facility, subject to any direction with respect to the same by Lessee. Operator shall arrange for loading of Product by contract purchaser's driver into the Contract Purchasers' trucks. Operator shall maintain a Production, Shipping and Inventory log and transmit a copy to Lessee and each Contract Purchaser by 7:30 A.M. each Day. Operator will notify the Contract Purchasers of any circumstances that would limit Product availability over the following seventy two (72) hours within two (2) hours of the time that such circumstances occur.

     3.9  BUDGET.  On or before May 15, 1995, and on or before each September 30
          -------
thereafter, Operator shall submit to Lessee a detailed budget for the next Contract Year (the "Budget") and a general budget projection for the next five calendar years, in each case setting forth, the following:

          (a) the proposed amounts to be spent annually as delineated in Exhibit F;
---------

          (b) the proposed amount to be spent annually for servicing, overhaul and repair of the Facility required as a result of the exhaustion of the useful life of pumps, compressors, motors, vessels and other major Facility components, in each case having a component capital or repair cost in excess of $25,000, all to the extent required by and in accordance with the standards provided in
Article 3.3(a) through (f). Such amount shall not include the cost of Routine Services and Scheduled Services to be performed during such Contract Year, and

          (c) an allowance of $75,000 for Unscheduled Services to be performed during such Contract Year; provided however that the foregoing allowance shall be subject to annual prospective adjustment in the event that the operating experience demonstrates that such allowance is insufficient or excessive.

The Budget and the five year general budget projection shall be subject to the reasonable review and approval by Lessee. Any dispute as to the approval of the same shall be subject to resolution pursuant to the binding arbitration provisions of Article 13, notwithstanding the dollar limits otherwise applicable to disputes under that Article. During the pendency of any such arbitration, Lessee shall provide funding under Article 5 on the basis provided in the general budget projection previously approved for the applicable Contract Year, subject to retroactive adjustment to the Budget determined through such arbitration.

     3.10  REPORTS BY OPERATOR.  Operator shall provide summary reports to
           --------------------
Lessee on a daily basis in accordance with Exhibit G.  Within five (5) Days
                                           ---------
after the end of each calendar month of operations, Operator shall deliver a report summarizing the Facility production for the previous month. Within fifteen (15) Days after the end of each calendar month of operations, Operator shall deliver a report, substantially in the form provided in Exhibit I,
                                                              ---------
summarizing in detail the Work performed during such month. Operator shall advise Lessee of any Unscheduled Outage as soon as possible and in no event later than two (2) hours after commencement. Any material modification or repair to the Facility necessitated by or required to conclude an Unscheduled Outage shall be reported to Lessee. Within fifteen (15) Days after the conclusion of any Unscheduled Outage, Operator shall deliver a report to Lessee describing the nature of the Unscheduled Outage and detailing any remedial measures undertaken to correct such Unscheduled Outage. Further, within ninety
(90) Days after the conclusion of any Unscheduled Outage Operator shall deliver a report to Lessee detailing the most probable cause or causes of any Unscheduled Outage, any remedial measures recommended to minimize future Unscheduled Outages and the incremental cost of such remedial actions, if not of a nature (such as proper training of the Facility Work Force or modification of Site procedures) within the scope of operation and Routine Services and Scheduled Services hereunder. Operator shall provide such additional information and prepare such additional reports, notices and other communications with respect to Operator's performance of Work hereunder as Lessee may reasonably request.

     3.11  PLANT MANAGER.  Operator shall designate a Plant Manager to supervise
           --------------
the performance of the Work, represent and act on behalf of Operator and receive communications from Lessee. The designation and replacement of the Plant Manager shall be subject to the reasonable approval of Lessee and Owner, and the Plant Manager shall be removed and replaced by Operator if requested for reasonable cause by Lessee or Owner. The Plant Manager shall act on behalf of Operator as the principal interface with Lessee and Owner.

     3.12  TAXES AND EMPLOYEE COSTS.  Operator shall pay all income, payroll,
           -------------------------
employment, unemployment, ERISA and other taxes, benefits, insurance, sick leave, holidays, vacation, pensions and other costs or expenses associated with or relating to its personnel and all sales and use taxes, if any, related to the Work. As between Operator and Lessee, Operator shall be responsible for the payment of all of the foregoing with respect to employees of Subcontractors.

     3.13  SAFETY.  Operator shall execute the Work and conduct its operations
           -------
at the Site, and limit access and maintain Site and Facility security in compliance with the safety requirements of all Governmental Requirements, the Site Procedures and Prudent Practices. Operator shall review and modify the existing Safety and Security Program on an ongoing basis as part of Routine Services, so as to maintain it at all times in accordance with the standards provided in Article 3.3(a) through (f). In the event it becomes necessary to amend or modify the Safety and Security Program, Operator shall prepare and deliver to Lessee any amendment or modification to the Safety and Security Program promptly after making such amendment or modification. Operator shall be responsible for implementing and managing the Safety and Security Program. Operator shall designate a qualified safety and security representative to implement all activities outlined in the Safety and Security Program and direct its personnel to take all precautions necessary or appropriate to protect against and prevent injury or damage to personnel and property. Operator shall provide Lessee with notice (including a copy of any accident report) within twenty four (24) hours after the occurrence, of any material accident or injury on Site, including any as to which notice is required to any governmental entity under Governmental requirements or to the insurance carrier under any insurance coverage maintained by either party under Article 12.

     3.14  EMERGENCIES.  In the event of any emergency that involves the
           ------------
Facility and endangers human safety or property, Operator shall take such action as may be reasonable and necessary to prevent, avoid, or mitigate injury, damage or loss and shall as soon as practicable:

          (a) report any such incidents, including Operator's response thereto, to Lessee;

          (b)  contact Lessee if further action is required; and

          (c) provide a written report of the incident and Operator's response to Lessee within forty eight (48) hours after the end of the emergency.

     3.15  GOVERNMENT REQUIREMENTS.  Operator shall operate and maintain the
           ------------------------
Facility and perform all of its other obligations hereunder in accordance with all applicable Governmental Requirements. Operator shall promptly notify Lessee of any deficiencies or compliance requirements relating to Governmental Requirements necessary for the continuous operation of the Facility in accordance herewith. Further, as changes take effect, or when Operator becomes aware of changes or potential changes in such Governmental Requirements, Operator shall advise Lessee thereof. Lessee shall provide Operator with copies of all permits held as of the Operation Date, and all modifications or replacements of the same promptly after issuance thereof.

     3.16  PERMITS.  Operator shall obtain and maintain all Permits, including
           --------
those relating to engineering, crafts, safety and health, to enable it to perform the Work in accordance with all Governmental Requirements, with the exception of Permits, such as building Permits, certificates of occupancy and environmental emission and discharge Permits, required by the fundamental nature of the Facility rather than the operation thereof. Each Party shall provide reasonable assistance to the other in obtaining and maintaining in effect all Permits required to be obtained and maintained by the other hereunder.

     3.17  LESSEE'S ACCESS.  To the extent such access does not have a material
           ----------------
adverse effect on Operator's ability to execute the Work, Operator shall provide unrestricted access to the Facility and to the Site to:

          (a) Lessee and Owner and their respective designees, and, upon Owner's request, Financing Entity and its designees; and

          (b) parties providing goods and services to the Facility on behalf of Lessee or Owner, including for purposes of Unscheduled Services and changes contemplated by Article 3.7 to the extent not to be performed by Operator hereunder.

Lessee, Owner and Financing Entity, or their respective designees, shall have the right during regular business hours on reasonable advance notice to examine and audit the books and records of or relating to Facility operations and maintenance maintained at the Site. Lessee shall also at it's expense be entitled to conduct an audit of all payment adjustments as contemplated under
Article 5.3, Budget Adjustments, and payments made to Operator hereunder on a time and materials basis.

     3.18  RECORDS.  Operator shall maintain records relating to the operation
           --------
and maintenance of the Facility consistent with the requirements of Exhibit E,
                                                                    ---------
all Governmental Requirements and the requirements related to records contained in the Facility Contracts, and retain such records at the Site, or such off-Site location as may be mutually agreed upon by the Parties, for a minimum period of five (5) years and otherwise as required by applicable Governmental Requirements, provided that Operator shall not dispose of or destroy any such records even after said five (5) years without first providing Lessee ninety
(90) Days notice. Where Lessee is required by the Facility Contracts or by applicable Governmental Requirements to retain records for a longer period of time, or where records relate to disputes, appeals, arbitration, litigation or the settlement of claims arising out of the performance of this Agreement, such records shall be maintained by Operator for the time period requested in a written notification from Lessee which states the amount of time needed over and above the normal five (5) year retention period for the resolution of the matter giving rise to the longer retention requirement. Lessee, Owner and their respective designees shall be provided with reasonable access to such records.

     3.19  INSURANCE.  Operator shall provide and maintain the insurance
           ----------
coverage and limits described in Article 12.1. In addition, Operator shall make reasonable efforts to assist Lessee in procuring the insurance coverages and limits described in Article 12.2 of this Agreement.

     3.20  HAZARDOUS MATERIALS.  Any Hazardous Materials shall be handled and
           --------------------
disposed of in accordance with Article 16.

     3.21  TITLE.  Operator shall retain title to any equipment, materials,
           ------
supplies, and services purchased by Operator and not installed in the Facility; provided, however, title to any equipment, materials, supplies and services that are purchased for performance of Work by Operator under a Change Order shall pass directly to Lessee upon payment by Lessee, and Operator shall indemnify Lessee and Owner against any mechanics or other liens imposed with respect to equipment, materials, supplies or services provided to the Facility as part of the performance of the Work.

     3.22  FACILITY OPERATING PROCEDURES.  Operator shall review and modify
           ------------------------------
the existing Facility Operating Procedures on an ongoing basis as part of Routine Services, so as to maintain them at all times in accordance with the standards provided in Article 3.23(a) through (f). Operator shall be responsible for implementing and managing the Facility Operating Procedures. In the event it becomes necessary to amend or modify the Facility Operating Procedures, Operator shall prepare and deliver to Lessee any amendment or modification to the Facility Operating Procedures promptly after making such amendment or modification.

     3.23  SITE PROCEDURES.  Operator shall review and modify the existing
           ----------------
Site Procedures on an ongoing basis as part of Routine Services, so as to maintain them at all times in accordance with the standards provided in Article 3.23(a) through (f). Operator shall be responsible for implementing and managing the Site Procedures. In the event it becomes necessary to amend or modify the Site Procedures, Operator shall prepare and deliver to Lessee any amendment or modification to the Site Procedures promptly after making such amendment or modification.

     3.24  PERSONNEL TRAINING.  Operator shall review and modify the existing
           -------------------
Training Plan on an ongoing basis as part of Routine Services, so as to maintain it at all times in accordance with the standards provided in Article 3.3(a) through (f). Operator shall be responsible for implementing and managing the Training Plan. In the event it becomes necessary to amend or modify the Training Plan, Operator shall prepare and deliver to Lessee any amendment or modification to the Training Plan promptly after making such amendment or modification. The Facility Work Force shall be trained pursuant to such Training Program.

     3.25  FACILITY AND SITE UPKEEP.  Operator shall perform all touch-up and
           -------------------------
other incidental painting, cleaning and other cosmetic maintenance of Facility structures and equipment, and all Site snow removal, landscaping and other grounds maintenance.

4.0  LESSEE'S RESPONSIBILITIES

     4.1  DIRECTION AND CONTROL.  Lessee shall formulate a Plan of Operations
          ---------------------
for the Facility from time to time, specifying Lessee's requirements for the operation schedule and other operating objectives, within the limits of the terms of this Agreement, the Facility Contracts, Prudent Practices, Governmental Requirements and the technical capability of the Facility.

     4.2  LESSEE'S REPRESENTATIVE.  Lessee shall designate a Project
          ------------------------
Administrator to represent and act on behalf of Lessee and receive communications from Operator. Notification of changes in the Project Administrator shall be provided to Operator in a timely manner. The Project Administrator shall be responsible for representing Lessee's interests in the day-to-day operations and maintenance affairs of the Facility. The
Project Administrator shall also be responsible for specifying to Operator Lessee's requirements as to the operating schedule and other operating objectives in accordance with Article 4.1. The Project Administrator shall act on behalf of Lessee as the principal interface with Operator.

     4.3  PAYMENT.  Lessee shall make timely payments of sums due and payable to
          --------
Operator pursuant to Article 5 of this Agreement.

     4.4  COPIES OF EXISTING PROCEDURES AND PROGRAMS.  At least sixty (60) Days
          -------------------------------------------
before the Operation Date, Lessee shall give Operator copies of the existing Safety and Security Program, Site Procedures, Facility Operating Procedures and Training Program. Lessee makes no representation as to the adequacy or comprehensiveness of any of the foregoing.

     4.5  AVAILABILITY OF INFORMATION.  Lessee shall make available to Operator
          ----------------------------
such operation and maintenance manuals, as-built drawings, specifications, warranties, diagrams, test results and all other documents and information as are available to Lessee relating to the operation and maintenance of the Facility. To the extent such information is designated as confidential, Operator shall maintain it in accordance with the terms of Article 19.

     4.6  PERMITS.  Lessee (directly or through Owner) shall obtain and maintain
          --------
all Permits, such as building Permits, certificates of occupancy and environmental emission and discharge Permits, required by the fundamental nature of the Facility rather than the operation thereof.

     4.7  TAXES.  Lessee shall pay any duty or tax, other than taxes for which
          ------
Operator is responsible under Article 3.12, as may arise out of or relate to the operation of the Facility.

     4.8  INSURANCE.  Lessee shall provide and maintain the insurance coverages
          ----------
and limits described in Article 12.2 of this Agreement.

     4.9  COPIES OF FACILITY CONTRACTS.  Lessee shall provide true, correct
          -----------------------------
and complete copies of the Facility Contracts to Operator on or before the Effective Date and any amendments to such agreements promptly after execution.

     4.10  MISCELLANEOUS FACILITIES.  Lessee shall provide and make available to
           -------------------------
Operator the existing Facility, including offices, storage facilities, unloading docks, maintenance facilities, restrooms, space for food vending machines, kitchen facilities, computers and other office equipment and other accommodations for Operator's use in performing the Work.

     4.11  UTILITIES.  Lessee shall, without charge, provide Operator with
           ----------
electricity within the limits provided in the Lease Agreement, steam within the limits provided in the Steam Sales Agreement, demineralized water and flue gas from the Power Plant. Operator shall use its best efforts to minimize the use of these items in accordance with the standards provided in Article 3.3(a) through (f).

5.0  PAYMENTS BY LESSEE

     5.1  GENERAL.  In full satisfaction of its obligations to Operator in
          --------
consideration of Operator's performance of the Work, Lessee shall make the payments to Operator provided in this Article 5, with such periodic adjustments to be made between the Parties as is provided herein.

     5.2  MONTHLY SUM.  Lessee shall pay the Operator a fixed monthly fee,
          ------------
accruing commencing on the Operation Date, of $250,000, prorated in respect of any partial month and escalated during the Term in accordance with the escalation formula contained in Exhibit K (each such monthly payment shall be
                                ---------
referred to as the "Monthly Sum"). Each Monthly Sum shall be paid by Lessee within thirty (30) Days after receipt of a Payment Request therefor submitted by Operator to Lessee following the month in respect of which payment is sought. The Monthly Sum is in consideration of all goods and services to be provided hereunder except as expressly set forth herein.

     5.3  BUDGET ADJUSTMENTS.  The Monthly Sum includes an estimated allocable
          -------------------
portion of the cost of process chemicals and waste disposal for the applicable Contract Year based on the Budget for such Contract Year. To the extent that the Facility meets the Minimum Product Output Guarantee in any Contract Year, and the actual aggregate cost of chemicals and waste disposal for such Contract
Year:

          (a) exceeds one hundred ten percent (110%) of the aggregate Budget amount for the same, Lessee shall reimburse Operator for the amount in excess of one hundred ten percent (110%), which reimbursement request shall be included as part of the Payment Request in respect of the first month of the following Contract Year; or

          (b) is less than ninety percent (90%) of the aggregate Budget amount for the same, Operator shall refund to Lessee fifty percent (50%) of the amount under ninety percent (90%), which refund shall be offset against Payment Requests next coming due, or paid by Operator to Lessee concurrently with any termination of this Agreement.

For purposes of the foregoing, the actual aggregate cost of chemicals and waste disposal for any Contract Year shall exclude the cost associated with usage rates per ton of Product of produced in excess of the Efficiency Guarantee for the items covered thereby, but shall give effect to any cost increases during such Contract Year in the unit rate for such items over that assumed in the Budget.

     5.4  MAJOR MAINTENANCE EXPENDITURES.  Lessee shall reimburse the Operator
          -------------------------------
for expenditures made in the prior month in accordance with the Major Maintenance Budget, which reimbursement request shall be included as part of the Payment Request in respect of such month. Payment Requests under this Article
5.4 shall include such expenditure documentation and backup as may be reasonably requested by Lessee. Omissions, additions and other deviations from the Major Maintenance Budget shall require a Change Order pursuant to Article 15.

     5.5  CHANGE ORDERS.  Lessee shall pay Operator with respect to Change
          --------------
Orders on a lump sum or periodic basis as specified in the particular Change Order. For Change Orders, if any, performed on a time and materials basis, the Payment Request shall be accompanied by an itemization of the expenditures covered by the Payment Request and the dollar amount of each item. Payment Requests under this Article 5.5 shall include such expenditure documentation and backup as may be reasonably requested by Lessee. All Change Orders shall be handled in accordance with Article 15.1.

     5.6  BONUS.  Operator shall be entitled to a bonus payment (the "Bonus") in
          ------
respect of each Contract Year determined on the following basis:

          (a) The maximum Bonus in respect of each Contract Year shall be $300,000, escalated during the Term in accordance with the escalation formula contained in Exhibit K and prorated for any Contract Year of less than three
             ---------
hundred and sixty five (365) Days.

          (b) No portion of the Bonus shall be earned in respect of any Contract Year unless the Qualifying Facility Objective is achieved for such Contract Year.

          (c) Fifty percent (50%) of the maximum Bonus in respect of any Contract Year shall be earned in the event that the Qualifying Facility Objective is achieved for such Contract Year.

          (d) The remaining fifty percent (50%) of the maximum Bonus in respect of any Contract Year shall be earned in the event that the Minimum Product Output Guarantee is achieved for such Contract Year.

          (e) Notwithstanding the foregoing, the aggregate amount of Bonus earned pursuant to Article 5.6(c) and (d) in respect of any Contract Year shall be reduced, by not more than fifty percent (50%) of such aggregate amount, on a dollar for dollar basis, by the amount, if any, payable by Lessee to Operator in excess of amounts provided in Article 3.9(b) and 3.9(c) for such Contract Year. The Bonus shall be payable within thirty (30) Days after the end of the applicable Contract Year.

     5.7  INTEREST ON LATE PAYMENTS.  Any amounts not disputed in good faith and
          --------------------------
not timely paid to Operator in accordance with this Article 5 shall accrue interest from the fifth (5th) Day following the Day on which such amounts become due and owing to the Day on which such amounts and the interest thereon are paid to Operator at the Interest Rate.

     5.8  INSURANCE.  Operator shall be responsible for the payment of premiums
          ----------
on insurance obtained pursuant to Article 12.1. Lessee shall be responsible for the payment of premiums on insurance obtained pursuant to Article 12.2.

6.0  TERM OF AGREEMENT

     6.1  TERM.  This Agreement shall become effective as of the Effective Date.
          -----
The term of this Agreement shall begin on the Effective Date and continue until the last Day of the fifth (5th) full calendar year after the Operation Date, subject to earlier termination as provided herein (the "Term").

Notwithstanding the foregoing, Lessee shall be entitled, with the consent of Owner, to terminate this Agreement, effective May 31, 1995, in the event that, on or before such date, Operator has failed to satisfy the following conditions:

          (a) notifying Lessee and Owner of any Permits to be obtained by Operator under the terms of this Agreement, making application for the same (with copies to Lessee and Owner) and providing reasonable assurance to Lessee and Owner that such Permits will be obtained on or before the Operation Date.

          (b) developing a detailed written plan for transition of operation and maintenance of the Facility from the current operator, including provision for transfer of operation, maintenance, inventory, purchasing, personnel, accounting, and other Facility historical data.

          (c) contacting the regular vendors supplying goods and services to the Facility and arranging for the transfer of supply arrangements effective upon the Operation Date.

          (d) offering employment, commencing on the Operation Date, to persons currently employed in the operation and maintenance of the Facility by the current operator on terms comparable to the terms of employment provided for persons employed in the operation and maintenance of the Power Plant (and at a total compensation package comparable to the predecessor employer) and obtaining acceptance of such offers by a majority of the persons currently employed but in no event fewer than 66% of the operating staff.

          (e) coming to agreement with Lessee on the initial Budget and general budget projections contemplated by Article 3.9.

          (f) providing a guaranty by Westinghouse Electric Corporation in the form set forth in Exhibit N.
                  ---------

In the event Lessee terminates this Agreement in accordance with this Article 6.1, this Agreement shall be terminated and the Parties shall have no further obligations to each other except those Articles which survive termination in accordance with Article 18.12.

7.0  TERMINATION


     7.1  INSOLVENCY.  If (a) either Party sells or transfers all or
          -----------
substantially all of its assets, makes a general assignment for the benefit of its creditors or institutes a proceeding in bankruptcy, or (b) an involuntary bankruptcy proceeding is commenced against, or a receiver is appointed on account of, such Party's insolvency, and in the case of (b) such proceeding or receivership is not stayed or dismissed within sixty (60) Days, this Agreement shall automatically terminate.

     7.2  TERMINATION FOR MATERIAL BREACH.  Either Party may terminate this
          --------------------------------
Agreement effective upon notice of termination given to the other Party, if, at any time, the other Party materially breaches this Agreement and such breach is not cured within forty-five (45) Days after notice specifying such breach is given to the other Party.

     7.3  TERMINATION FOR CONVENIENCE.  Lessee may, with the consent of Owner,
          ----------------------------
terminate this Agreement at any time effective upon ninety (90) Days notice given to Operator. In the event of such termination, Lessee shall pay to Operator the termination charges set forth in Exhibit D hereto.
                                              ---------

     7.4  LESSEE'S RIGHTS.  In the event that Lessee elects to terminate this
          ----------------
Agreement pursuant to this Article 7, or pursuant to Article 11.3, Operator shall provide Lessee with the right without charge to continue to use any of Operator's patented, copyrighted and/or proprietary information that has been developed specifically for the Work , subject to the provisions of any Operator software licensing agreements (excluding payment of license fees thereunder). In such event, Lessee shall also have the right to take possession of all Facility Equipment, Spare Parts, Facility Tools and Consumables and may employ any other person to perform the Work by whatever method Lessee may deem expedient. Lessee shall be free to make offers of employment to Operator's employees upon expiration or termination of this Agreement or if such expiration or termination is imminent, provided, however, that the start date for such employees shall not be earlier than the date of termination of the Work, or the expiration of the Term pursuant to Article 6, as applicable. In connection with any such termination, Operator shall also deliver to Lessee all Facility records in the possession of Operator, including any of the same that are contained in computer media, which records shall be downloaded in useable form by Operator. Lessee shall attempt to mitigate the cost for the continued performance of the Work, but may undertake such reasonable expenditures as in Lessee's sole judgment will best support effective performance of the Facility (including, where necessary, the entry into contracts without prior solicitation of proposals). Operator shall not be entitled to receive any further payments under this Agreement, except for payments for the Work performed prior to such termination, reduced by any damages due from Operator to the extent that the termination is pursuant to Article 7.2 due to a breach by Operator.

     7.5  GENERAL OBLIGATIONS OF OPERATOR.  If this Agreement terminates
          --------------------------------
pursuant to Article 7.1 by reason of Lessee's insolvency, pursuant to Article
7.2 by reason of a breach by Lessee or if Lessee elects to terminate this Agreement pursuant to Article 7.3 or Article 11.3, Operator shall, at Lessee's request and expense, which expense Operator shall use its reasonable efforts to minimize, assist in an orderly turnover of the Facility, and, without limiting the generality of the foregoing, shall perform the following relative to the Work so affected:

          (a) assist Lessee in preparing an inventory of all Facility Equipment, Spare Parts, Facility Tools and Consumables in use or in storage at the Site;

          (b) assign to Lessee all subcontracts and other contractual agreements as may be designated by Lessee to the extent Operator is not contractually prohibited from making such assignment;

          (c)  assist Lessee in training Operator's successor, if any; and

          (d) to the extent specified and requested by Lessee, remove from the Site all such Facility Equipment, Spare Parts, Facility Tools and Consumables, and all Hazardous Materials introduced to or produced at the Site by Operator and all rubbish.

If this Agreement terminates pursuant to Article 7.1 by reason of Operator's insolvency or pursuant to Article 7.2 by reason of a breach by Operator, Operator shall perform the same turnover services without charge to Lessee.

     7.6  OPERATOR RIGHTS.  Operator shall receive compensation for Work
          ----------------
performed prior to any termination in accordance with Article 7.1, 7.2, 7.3 or 11.3, reduced by any damages due from Operator to the extent that the termination is pursuant to Article 7.1 by reason of Operator's insolvency or
Article 7.2 due to a breach by Operator. In addition, Operator shall, except in the case of a termination pursuant to Article 7.1 by reason of Operator's insolvency or Article 7.2 due to a breach by Operator, receive termination charges that are specifically limited to compensation, including reasonable profit, for Work performed after the notice of termination that is reasonably required by Operator to bring the Work to an orderly conclusion and termination charges as set forth in Exhibit D hereto. Payments of such termination
                        ---------
charges shall be made by Lessee within thirty (30) Days after the date of Operator's invoice.

     7.7  OWNER RIGHTS, ETC.  Notwithstanding anything herein to the contrary,
          ------------------
Operator shall not terminate this Agreement pursuant to Article 7.2 by reason of a breach by Lessee without first giving Owner and Financing Entity a concurrent notice of termination, and forty-five (45) Days opportunity to cure the breach. In connection with any such cure, the curing third party shall have the further right to assume this Agreement, with the effect that it shall be reinstated and shall remain in effect with such third party in accordance with its terms.

8.0  OPERATOR'S INDEMNITY


     8.1  GENERAL.  In addition to its indemnification obligations provided
          --------
in Articles 3.21 (Title) and 16.4 (Hazardous Materials) herein, Operator shall defend, indemnify and hold harmless Lessee, Owner, Financing Entity and their respective officers, partners, directors, and employees from and against:

          (a) claims, damages, losses, and expenses arising out of or resulting from personal injury to or death of any person (including under indemnities of Operator's employees) and for damage to or destruction of third party property to the extent caused by any negligent act or omission or intentional misconduct during the performance of the Work at the Site by Operator or any Subcontractor. [Note: For purposes of this indemnity, the term "third party" shall not include Lessee, Owner, Financing Entity and their successors and assigns, or any party or person with an equity interest in Lessee, Owner or Financing Entity which party or person also claims or seeks to claim any of the rights, powers or privileges of Lessee, Owner of Financing Entity under this Agreement, or claims that it is a third party beneficiary under this Agreement]; and

          (b) fines and penalties which arise during the performance of the Work for alleged violation of any applicable Governmental Requirements by Operator or any Subcontractor; and

          (c) claims by a governmental or taxing authority claiming taxes based on gross receipts or on income of Operator or any Subcontractor with respect to any payment for the Work made to or earned by Operator or any Subcontractor under this Agreement.

     8.2  WORKERS COMPENSATION, ETC.  In any and all claims against Lessee, by
          --------------------------
or on behalf of any employee of Operator or any Subcontractor, or any other party for whose acts Operator or any Subcontractor may be liable, the indemnification obligation stated above shall not be limited in any way by any compensation or benefits payable by or for Operator under any applicable workers' compensation act, disability act or other act providing employee benefits or limiting the direct liability of Operator with respect to the same.

     8.3  EXPENSES.  The Operator's indemnification obligations under Article
          ---------
3.21 and Article 16.4 and this Article 8 shall include and extend to reasonable legal fees and expenses incurred by the indemnified party in defense of any claim for which indemnification is due hereunder and all cost incurred in enforcement of the aforesaid indemnification obligation.

     8.4  SURVIVAL.  The Operator's indemnification obligations under Article
          ---------
3.21 and Article 16.4 and this Article 8 shall survive the expiration or any earlier termination of this Agreement and shall extend as to any claim for which indemnification is sought through the applicable statute of limitations period for such claim.

     8.5  NOTICE.  Operator's indemnity obligations under this Agreement are
          -------
conditioned upon Lessee furnishing to Operator prompt written notice of any claim for which indemnification is sought.

9.0  LESSEE'S INDEMNITY

     9.1  GENERAL.  In addition to its indemnification obligations provided in
          --------
Article 16.1 (Hazardous Materials) herein, Lessee shall defend, indemnify and hold harmless Operator and its officers, directors and employees from and against:

          (a) claims, damages, losses, and expenses arising out of or resulting from personal injury to or death of any person (including under indemnities of Lessee's employees) and for damage to or destruction of third party property to the extent caused by any negligent act or omission or intentional misconduct at the Site by Lessee or any party for whose acts Lessee may be liable. [Note: For purposes of this indemnity, the term "third party" shall not include Contractor and its successors and assigns or any party or person with an equity interest in Contractor which party or person also claims or seeks to claim any of the rights, powers or privileges of Contractor under this Agreement, or claims that it is a third party beneficiary under this Agreement]; and

          (b) fines and penalties which arise during the performance of the Work for alleged violation of any applicable Governmental Requirements by Lessee or any party for whose acts Lessee may be liable (other than Operator and its Subcontractors); and

          (c) claims by a governmental or taxing authority claiming taxes for which Lessee is responsible under Article 4.7.

     9.2  WORKERS COMPENSATION, ETC.  In any and all claims against Operator, by
          --------------------------
or on behalf of any employee of Lessee or any party for whose acts Lessee may be liable, the indemnification obligation stated above shall not be limited in any way by any compensation or benefits payable by or for Lessee under any applicable workers' compensation act, disability act or other act providing employee benefits or limiting the direct liability of Lessee with respect to the same.

     9.3  EXPENSES.  The Lessee's indemnification obligations under Article 16.1
          ---------
and this Article 9 shall include and extend to reasonable legal fees and expenses incurred by the indemnified party in defense of any claim for which indemnification is due hereunder and all cost incurred in enforcement of the aforesaid indemnification obligation.

     9.4  SURVIVAL.  The Lessee's indemnification obligations under Article 16.1
          ---------
and this Article 9 shall survive the expiration or any earlier termination of this Agreement and shall extend as to any claim for which indemnification is sought through the applicable statute of limitations period for such claim.

     9.5  NOTICE.  Lessee's indemnity obligations under this Agreement are
          -------
conditioned upon Operator furnishing to Lessee prompt written notice of any claim for which indemnification is sought.

10.0 REPRESENTATIONS AND WARRANTIES

     10.1 BY OPERATOR.  Operator represents and warrants to Lessee as follows as
          ------------
of the Effective Date:

          (a)  CORPORATE STANDING.  Operator is, and during the Term will
               -------------------
remain, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is and will remain in good standing as a foreign corporation qualified to do business in the Commonwealth of Massachusetts, with all necessary corporate power and authority to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and do not and will not violate any provision of Operator's charter or by-laws or any indenture, agreement or instrument to which Operator is a party, or by which Operator or its property may be bound or affected, non-compliance of which could reasonably be expected to have a materially adverse affect on Operator or its ability to perform its obligations under this Agreement.

     (b) PERMITS.  Operator will obtain on or before the Operation Date and will
         --------
thereafter maintain through the Term the Permits required under Article 3.16.

     10.2 BY LESSEE.  Lessee represents and warrants to Operator as follows as
          ----------
of the Effective Date:

          (a) CORPORATE STANDING. Lessee is, and during the Term will remain, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all necessary corporate power and authority to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and do not and will not violate any provision of Lessee's charter or by-laws or any indenture, agreement or instrument to which Lessee is a party, or by which Lessee or its property may be bound or affected, non-compliance of which could reasonably be expected to have a materially adverse affect on Lessee or its ability to perform its obligations under this Agreement.

          (b)  PERMITS.  Lessee or Owner has and will maintain through the Term
               --------
the Permits required under Article 4.6.

11.0  FORCE MAJEURE

      11.1  FORCE MAJEURE.  The term "Force Majeure" as used herein shall
            --------------
include the following and any other causes beyond the reasonable control of and occurring without the fault or negligence of the Party claiming Force Majeure: acts of God, earthquakes, fires, floods, riots, unusually severe weather conditions at the Site, insurrections, acts of war (whether declared or otherwise), tornadoes, hurricanes, cyclones, strikes, work stoppages or other labor difficulties ( excluding difficulties with the Facility Work Force at the Site), unavailability of fuel or energy shortages, acts or failures to act by federal, state or local, governmental, regulatory or judicial bodies, and acts or failures to act by Lessee within the scope of Lessee's obligations hereunder, Owner or Financing Entity (within the scope of their obligations hereunder) with respect to the Facility or this Agreement. Notwithstanding the foregoing, no failure of performance by Operator (or any Affiliate of Operator) as operator of the Power Plant shall constitute an event of Force Majeure or otherwise excuse performance by Operator hereunder.

          11.2  EFFECT AND LIMITATIONS.  If either Party because of Force
                -----------------------
Majeure is rendered wholly or partly unable to perform its obligations under this Agreement, except for the obligation to make payments, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

          (a) The non-performing Party shall, as soon as practicable but in any event within twenty four (24) hours after it becomes aware that it will be unable to perform, give the other Party oral notice of such inability. Not later than five Days after such oral notice, the non-performing Party shall furnish written notice to the other Party describing the particulars of the occurrence and the expected duration of the Force Majeure and thereafter provide periodic supplemental updates;

          (b) The suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure; and

            (c) No obligations of either Party which arose before the occurrence causing the suspension of performance are excused as a result of the occurrence.


When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party prompt notice to that effect.


      11.3  TERM.  In no event will any condition of Force Majeure extend
            -----
the Term.  In the event that Operator's performance is suspended under this
Article 11 for a period in excess of three (3) months, Lessee shall be entitled to terminate this Agreement upon thirty (30) Days advance notice, in connection with which the Parties rights and obligations shall be as provided in Article 7.


      11.4  REMOVAL OF FORCE MAJEURE.  The affected Party shall use reasonable
            -------------------------
best efforts to remedy any inability to perform due to Force Majeure provided that Operator shall not be required to perform additional work or take special measures that cannot be performed with the Facility Work Force unless Lessee directs that it be done pursuant to a Change Order.


      11.5  LESSEE OBLIGATION TO PAY.  Lessee's obligation to make payments
            -------------------------
to Operator and provide funds applicable to the Budget hereunder shall not be excused due to Force Majeure, provided that Operator shall use reasonable efforts to mitigate costs hereunder during any suspension of performance due to an event of Force Majeure. Payments to Operator, including payments for special measures undertaken by Operator pursuant to a Change Order under Article 11.4 shall be reduced to the extent of any such cost reductions.

12.0  INSURANCE


      12.1  OPERATOR'S INSURANCE.  Operator, and all Subcontractors performing
            ---------------------
any on-Site services in connection with the operation and maintenance of the Facility, shall procure and maintain in effect during the period for which they perform services pursuant to this Agreement the following insurance coverage:


            (a) Worker's Compensation subject to statutory limits;

            (b) Employer's liability with limits of liability of $1,000,000 per accident; and

            (c) Vehicle liability insurance covering all owned, non-owned and hired automobiles, trucks, trailers, and other vehicles. Such insurance shall provide coverage not less than that of the standard comprehensive automobile policy in limits no less than $1,000,000 combined single limit each occurrence for bodily injury and property damage.


      12.2  LESSEE'S INSURANCE.  Lessee, directly or through Owner (whose
            -------------------
coverage may be obtained directly or through Operator or an affiliate in connection with the operation and maintenance agreement for the Power Plant) shall procure and maintain in effect during the Term at its expense the following minimum insurance coverage:

            (a) Liability insurance in a form providing coverage not less than that of the ISO Commercial General Liability 1988 Occurrence Form, covering operations of the Facility, including coverage for independent contractors, products and completed operations broad form property damage coverage (for any written or oral contracts related to the Facility) and personal injury liability coverage for claims arising out of the operations of the Facility with policy limits not less than $1,000,000 aggregate;

            (b) Excess, or umbrella liability, insurance to provide limits of insurance in excess of the general liability coverage of not less than $4,000,000 combined single limit for personal injury and property damage; and

            (c) Property Insurance and Business Interruption in such levels as may be required by Financing Entity.

            (d) Deductibles applicable to any loss for which coverage applies under any of the foregoing policies shall be borne by Owner, except for losses for which coverage applies under the property insurance policy to the extent such loss is caused by the negligence of Operator. In such case the deductible, or portion thereof, shall be borne by Operator, up to a maximum of the lesser of the deductible amount or $100,000 plus 50% of the deductible amount greater than $100,000 but in no event shall Operator pay more than $200,000 per occurrence, and $400,000 during any Contract Year.


      12.3  POLICY TERMS.  Each policy of insurance required to be carried
            -------------
hereunder shall name Lessee, Operator (and Westinghouse Electric Corporation), Owner and Financing Entities as additional insureds as their respective interests may appear, and shall be placed with such insurers as may be accepted, and shall include such deductibles and exclusions as may be permitted, by Financing Entity.

      12.4  CERTIFICATES.  Within sixty (60) Days after the Effective Date
            ------------
each Party shall provide to the other Party, pursuant to the notice provisions of Article 18.4, properly executed certificates of insurance evidencing the required coverage. These certificates shall provide the following information:


            (a)  Name of insurance company, policy number and expiration date;

            (b) The coverage required and the limits on each, including the amount of deductibles and self-insured retentions;

            (c) A statement indication that thirty (30) Days notice of cancellation or modification of any of the policies shall be given to the insured and additional insureds; and

            (d)  Named insured.

      12.5  POLICIES.  Copies of the insurance policies for each Party will be
            ---------
forwarded to the other Party upon request.

      12.6  WAIVER OF SUBROGATION.  Each additional insured waives its rights
            ----------------------
of recovery against the other additional insureds (in their capacity hereunder) and will use its reasonable efforts to secure its insurer's waiver of rights of subrogation on its respective insurance policies. shall provide a waiver of subrogation against the other additional insured on its respective insurance policies

13.0  DISPUTE RESOLUTION

      13.1  GENERALLY.  It is the non-binding intent of the Parties that
            ----------
they shall not invoke the binding arbitration provisions of this Article 13 prior to attempting, for a period of at least thirty (30) Days after notice of any dispute hereunder is given by one Party to the other, to settle any dispute hereunder through good faith attempts at the management level, and, failing that, through the designation by each Party of a senior executive to make further good faith attempts to settle such dispute. Notwithstanding the foregoing, in the event that, for any reason (including inadequacy of settlement efforts), a settlement of such dispute, mutually acceptable in the non-reviewable judgment of either Party, is not reached within thirty (30) Days after notice of any dispute is given by either Party to the other, either Party shall be entitled to invoke the binding arbitration provisions of this Agreement, or, where permitted, to pursue other remedies hereunder, in connection with which the adequacy or inadequacy of the aforesaid settlement attempt by either Party shall neither be a basis for postponing binding arbitration or pursuit of such other remedies, or otherwise an issue or subject of such binding arbitration or any proceeding relating to the pursuit of such other remedies.

      13.2  ARBITRATION LIMITS.  Both Parties agree to binding arbitration
            -------------------
pursuant to Article 13.3 if such dispute involves claims which individually or in the aggregate total not more than $1,000,000. No final arbitration award rendered hereunder may exceed such amount. Each Party may pursue any available legal or equitable remedy for all other disputes. The questions of whether claims exceed the $1,000,000 and whether the binding arbitration provisions of this Agreement are otherwise not applicable to the dispute shall each also be determined through binding arbitration in the manner provided in Article 13.3.


      13.3  ARBITRATION PROCEDURE.  Disputes subject to binding arbitration
            ----------------------
hereunder shall be submitted to and settled by arbitration in conformance with rules of the American Association of Arbitration then in effect (or at any other place or under any other form of arbitration mutually acceptable to the Parties). Any award rendered shall be final and conclusive upon the Parties, and a judgment thereon may be entered in any court of any forum, state or federal, having jurisdiction. In any arbitration, there shall be appointed one arbitrator if both Parties agree in writing to do so. Otherwise, there shall be appointed three arbitrators, one each by Lessee and Operator, and the third by the arbitrators selected by the Parties. The jurisdiction of the arbitrator(s) shall be limited to rendering an award not in excess of $1,000,000. The arbitration shall take place in New York City, New York. The expenses of the arbitration shall be borne equally by the Parties to the arbitration, provided that each Party shall pay for and bear the cost of its own experts, evidence and counsel, and provided, however, that the arbitrator shall have the discretionary power to make a different allocation of costs of arbitration and/or Party expenses in the interest of fairness.

      13.4  CONSOLIDATION.  To the extent permitted by applicable
            --------------
Governmental Requirements, both Parties agree to consolidate into a single arbitration or legal proceeding as the case may be, any disputes involving Operator and Lessee.

14.0  LIMITATIONS OF LIABILITY


      14.1  CONSEQUENTIAL DAMAGES, ETC.  Each Party shall be liable for direct
            ---------------------------
contract damages for any breach of this Agreement, but shall not be liable to the other Party, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, for any special, indirect, incidental, or consequential loss or damage whatsoever, including damage to or loss of property or equipment (except for Operator's responsibility to pay deductibles under the property insurance on the Facility as set forth in Article 12.2(d)), loss of use of equipment or power system, loss of profits or revenues, increased costs of any kind, including capital cost, raw material cost and cost of Facility production, or claims of any customers of Lessee, in each case to the extent constituting special, indirect, incidental, or consequential damages. For purposes of this Article 14.1, any costs of performing the Work incurred by Operator in excess of amounts payable by Lessee pursuant to Article 5 shall not be deemed to be special, indirect, incidental, or consequential damages.

      14.2  TOTAL LIABILITY LIMIT.  The total aggregate liability of either
            ----------------------
Party to the other Party, in excess of insurance payments received in respect of the same, with respect to any and all claims arising out of the performance or non-performance of its obligations under this Agreement, whether based on contract, warranty, tort (including negligence and strict liability), or otherwise shall not exceed, with respect to claims arising or accruing in any Contract Year, 62.5% of the total of all Monthly Sums paid or to be paid in such Contract Year.

      14.3  SCOPE; SUPREMACY.  The protections afforded Operator under this
            ----------------
Article 14 extend to any Subcontractors. The provisions of this Article 14 shall prevail over any conflicting or inconsistent provisions set forth elsewhere in this Agreement.

15.0  CHANGES

      15.1  CHANGE ORDER.  Scope Changes shall not be effective unless and
            -------------
until they are set forth in a document which describes all work outside the scope of Work, authorizes a Scope Change, sets forth the price of such Scope Change, and is duly executed by Lessee and Operator ("Change Order"). Change Orders shall be required for all Unscheduled Services (with a credit up to the amount provided therefor in Article 3.9 (b) in each Contract Year) and for all matters contemplated by Articles 3.7, 5.4 and 16.1. Except for insurance payments which may be received in respect of the same, Operator shall not be entitled to a Change Order in respect of Unscheduled Services or in connection with an addition to the Major Maintenance Budget to the extent attributable to negligence in the performance of its other obligations hereunder. Nothing hereunder shall restrict Lessee from engaging other parties to provide goods and services to the Facility.

      15.2  INITIATION.  Lessee may, at any time, and from time, to time,
            -----------
request a Scope Change. In addition, Operator may provide Lessee with a notice of any condition or event which Operator believes entitles it to claim that a Change Order should be issued. Such notice shall describe in detail the nature of any such condition or event and shall include projected additional costs including man-hours, labor rates and mark-ups, quantities, unit rates, equipment prices, expenses and overhead. Such claims shall also be accompanied by such available information to assist Lessee in determining the reasonableness of the proposed Scope Change. Supplemental information shall be provided as it becomes available.

      15.3  PREPARATION OF CHANGE ORDER.  In the event that the Parties agree to
            ----------------------------
enter into a Change Order, the initiating Party shall prepare, sign and issue to the other Party a Change Order. Upon review of such Change Order and, subject to its approval, the other Party shall sign and return the document to the initiating Party. Operator shall not be obligated to proceed with any Scope Change until a Change Order has been duly executed by both Parties.


      15.4  PRICING.  With respect to the pricing of Change Orders, Operator
            --------
may provide lump sum pricing which shall include reasonable overhead and profit. Where the parties cannot agree on a lump sum Change Order, pricing shall be established based on Exhibit M.
                     ---------

      15.5  CHANGE IN GOVERNMENTAL REQUIREMENTS.  Lessee and Operator intend
            ------------------------------------
that services under this Agreement will at all times comply with applicable Governmental Requirements then in effect. If Governmental Requirements are revised, repealed or judicially reinterpreted after the Effective Date so as to increase Operator's cost of performance of the Work, Operator shall be entitled to a Change Order.

      15.6  CHANGE IN FACILITY CONTRACTS.  If there are changes in the
            -----------------------------
Facility Contracts after the Effective Date that increase Operator's cost of performance of the Work, Operator shall be entitled to a Change Order.

16.0  HAZARDOUS MATERIALS

      16.1  PRE-EXISTING MATERIALS.  Operator makes no representation or
            ----------------------
warranty concerning the existence or nonexistence of Hazardous Materials at the Site when the Work commences and disclaims all responsibility and liability for the excavation, transportation, storage, handling, removal, treatment or disposal of pre-existing Hazardous Materials discovered or encountered at the Site. Lessee shall indemnify, defend and hold Operator and Subcontractors harmless from and against any claim, suit, loss, cost, liability, fine, or damage (including reasonable attorneys fees), including liability or cost incurred or assessed against Operator pursuant to 42 USC 9601 et seq., "Comprehensive Environmental Response, Compensation and Liability Act of 1980" and amendments thereto, 15 USC 2602, et seq., "The Toxic Substances Control Act" and amendments thereto, 42 USC 6901 et seq., The Resource Conservation and Recovery Act of 1976" and amendments thereto, or other applicable Governmental Requirements made or asserted by any person, including governmental entities, based on or related to complaints or allegations, whether or not supported by fact, that soils, leachate, effluent, or other residue located on, emanating from, or arising from the soils, subsurface or physical conditions at the Site contain pre-existing toxic substances or pre-existing Hazardous Materials which it finds during performance of the Work. Lessee shall be responsible for the prompt determination of the nature of such Hazardous Materials and shall proceed with due diligence. If treatment of such Hazardous Materials adversely affects Operator's cost of performance or ability to perform, Operator shall be entitled to a reasonable adjustment as set forth in a Change Order issued pursuant to
Article 16.

      16.2  HANDLING OF MATERIALS.  Operator shall arrange for the proper
            ----------------------
collection, removal and disposal of any Hazardous Materials furnished, used, applied, generated or stored at the Site by Operator or Subcontractor(s) or emanating from the Site as a result of Work at the Site, including MEA and other process chemicals used in the Facility's carbon dioxide recovery process and used oils, greases, and solvents from flushing and cleaning processes performed under this Agreement. All activities in connection with the foregoing shall be performed in accordance with all Governmental Requirements. All costs associated with the transporting and disposing of Hazardous Materials introduced on the Site by Operator during performance of the Work shall be paid by Operator pursuant to the provisions of Article 3.4, subject to the reimbursement of costs with respect to the same provided in Article 5.

      16.3  DATA SHEETS.  As required under all applicable Governmental
            ------------
Requirements, Operator shall provide Material Safety Data Sheets covering all Hazardous Materials furnished under or otherwise associated with the Work. Operator shall provide Lessee with copies of the applicable Material Safety Data Sheets or copies of a document certifying that no Material Safety Data Sheets are required under any applicable Governmental Requirements and shall determine whether any substance or material furnished, used, applied, or stored in connection with the Work is within the provisions of any Governmental Requirements concerning Hazardous Materials.

      16.4  OPERATOR RESPONSIBILITY.  Operator covenants and agrees that
            ------------------------
Operator will not introduce Hazardous Materials on the Site or in the Work in violation of Governmental Requirements or handle Hazardous Materials negligently or in violation of Governmental Requirements. Operator shall indemnify, defend and hold Lessee and its partners, officers, directors, employees, assigns, successors in interest, and agents, from and against any claim, suit, loss, liability, fine, or damage (including reasonable legal fees and expenses) pursuant to 42 USC 9601 et seq., "Comprehensive Environmental Response, Compensation and

Liability Act of 1980" and amendments thereto, 15 USC 2601, et seq., "The Toxic Substances Control Act" and amendments thereto, 42 USC 6901 et seq., "The Resource Conservation and Recovery Act of 1976" and amendments thereto, or other Governmental Requirements, arising out of Operator's breach of the preceding covenant and agreement. Lessee shall provide prompt notice to Operator of any such indemnification sought from Operator.

17.0  PROPRIETARY INFORMATION

      17.1  PROPRIETARY INFORMATION.  Operator and Lessee  have a
            ------------------------
proprietary interest in information that will be furnished to or obtained by Operator pursuant to this Agreement, including the proprietary process licensed by Owner and Lessee from Fluor Daniel, Inc. for the recovery of carbon dioxide in the Facility (which information Lessee and Lessee Owner are authorized to disclose to Operator) and all operating and cost information relating to the Facility prior to or during the Term. The Party in receipt of proprietary information ("Receiving Party") from the disclosing Party ("Disclosing Party") shall keep in confidence and will not disclose any such information which is specifically designated as being proprietary to the Disclosing Party or use any such information for other than the purpose for which it is supplied without the prior written permission of the Disclosing Party. Without limiting the generality of the foregoing, Operator shall not disclose Facility operating data to any purchaser of power from the Power Plant or customer of the Facility, any governmental authority or any other party, except as specifically directed (and only to the extent so directed) in writing by Owner and Lessee or by a governmental authority of competent jurisdiction. The provisions of this Article 17 shall not apply to information that the Receiving Party can substantiate was in its possession at the time it was initially furnished by the Disclosing Party; is or becomes generally available to the public without breach of this provision; is received from a third party who is, as far as reasonably be determined, under no limitation or restriction regarding disclosure; or is developed independently by the Receiving Party without benefit of the information furnished by the Disclosing Party. Operator confirms that the facility cost and operating data is subject to a confidentiality restriction in favor of Lessee and Owner, but may be freely disclosed by Lessee and Owner at their discretion.

      17.2  TERMS OF AGREEMENT.  Operator and Lessee have a proprietary
            -------------------
interest in this Agreement. Accordingly, its terms shall not be disclosed in whole or in part to third parties without the prior written permission of the other Party, provided, however, that nothing herein shall prohibit either Party from making any disclosure required by any Governmental Requirement (pursuant to Article 17.3), or Lessee from disclosing the same to Owner (on a confidential basis as provided in this Article 17), or Owner from making any disclosure required by any Governmental Requirement (pursuant to Article 17.3) or the Financing Agreements (on a confidential basis as provided in this Article 17, or as otherwise agreed between the Parties.).

      17.3  MANDATORY DISCLOSURE.  When required by Governmental
            ---------------------
Requirements, Operator may disclose such proprietary information to the requesting governmental entity, provided, however, that prior to making any such
disclosure, Operator shall:   provide Lessee and Owner with timely notice of the
proprietary information requested and Operator's intent to so disclose, minimize the amount of proprietary information to be provided commensurate with the interests of Lessee and Owner and the requirements of the governmental entity, and make every reasonable effort (which shall include participation by Lessee and Owner in discussions with the governmental entity) to secure confidential treatment and minimization of the proprietary information to be provided. In the event that efforts to secure confidential treatment are unsuccessful, Lessee and Owner shall have the prior right to revise such information to minimize the disclosure of such information in a manner commensurate with their interests and the requirements of the governmental entity.

18.0  MISCELLANEOUS

      18.1  ENTIRE AGREEMENT. This Agreement contains the entire understanding
            -----------------
of the Parties with respect to the subject matter hereof, and supersedes all prior agreements and commitments between the Operator and either the Lessee or Owner with respect to the Facility. There are no oral understandings, terms, or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement.

      18.2  AMENDMENTS.  No change, amendment, or modification of this
            -----------
Agreement shall be valid or binding upon either Party unless such change, amendment or modification shall be in writing and duly executed by both Parties. Except as expressly provided in Article 7 or 11, this Agreement may only be terminated by a writing duly executed by both Parties.

      18.3  CAPTIONS.  The captions and subheadings contained in this
            ---------
Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained herein.

      18.4  NOTICES.  Any notice, demand, offer, or other written instrument
            --------
required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by registered letter, overnight courier or telephone facsimile copy (with a concurrent telephone confirmation of receipt and a mailing of the original by first class mail) to the other Party at the addresses set forth below:

            TO LESSEE:


            NECO-Bellingham, Inc.
            11104 West Airport Boulevard
            Suite 160
            Stafford, TX 77477
            ATTN: John W. Simm, Vice President
            Phone: (713)-983-0500
            Fax: (713)-980-4506

            With a copy in the same manner to Owner:

            Northeast Energy Associates,
            A Limited Partnership
            c/o Intercontinental Energy Corporation
            350 Lincoln Place
            Hingham, MA  02043
            ATTN: Stephen R. Pritchard,
            Operations Manager
            Phone: (617)-749-9800
            Fax: (617)-740-2159

            TO OWNER:

            Northeast Energy Associates,
            A Limited Partnership
            c/o Intercontinental Energy Corporation
            350 Lincoln Place
            Hingham, MA  02043

            ATTN: Stephen R. Pritchard,
            Operations Manager
            Phone: (617)-749-9800
            Fax: (617)-740-2159

            For notice to Financing Entity under Article 7.7 hereunder:

            TO FINANCING ENTITY:

            State Street Bank and Trust Company
            Corporate Trust Department
            2 International Place
            Boston, MA 02110
            ATTN: Jill Olson
            Vice President
            Phone: (617)-664-5672
            Fax: (617)-664-5371

            TO OPERATOR:

            Westinghouse Operating Services
            Company, Inc.
            4400 Alafaya Trail
            The Quadrangle
            Orlando, FL 32826-2399
            ATTN:  Operation & Maintenance Manager
            Phone: (407) 281-2000
            Fax: (407)-281-5530

Each Party shall have the right to change the place to which notice shall be sent or delivered by similar notice sent in like manner to the other Party. The effective date of any notice issued pursuant to this Agreement shall be the date when delivered if hand delivered, when sent if by overnight courier or telephone facsimile copy (as aforesaid) or three (3) Days after being deposited in U.S. mail if sent by registered mail.

      18.5  SEVERABILITY.  The invalidity of one or more of the provisions
            -------------
contained in this Agreement shall not affect the validity of the remaining portions of the Agreement so long as the material purposes of this Agreement can be determined and effectuated.

      18.6  ASSIGNMENT.  This Agreement shall only be binding upon, inure to the
            -----------
benefit of, and be performable by the successors and assigns of the Parties hereto, and shall only operate to release the assignor, pledgor, or transferor from any of its obligations under this Agreement, if consent to the assignment, pledge or transfer, or release, as the case may be, is given in writing by the other Party and Owner. Without the prior consent of Operator, Lessee may collaterally assign all or part of its right, title, and interest in this Agreement to Owner, and either Lessee or Owner may similarly make such a collateral assignment to Financing Entity, and this Agreement may be assigned in connection with any sale or other transfer of the Facility by Owner. In addition, Lessee may assign all or part of its right, title, and interest in this Agreement to any other person or entity with the prior written approval of Operator, which approval shall not be unreasonably withheld, but shall not be given without the consent of Owner. Operator agrees to execute any consents to such assignment reasonably required by such Financing Entity or in connection with any sale or transfer of the Facility so long as any such consents do not expand the liability of Operator beyond that established in this Agreement had no such assignment, sale or transfer taken place.

      18.7   NO WAIVER.  Any failure of either Party to enforce any of the
             ----------
provisions of this Agreement or to require compliance with any of its provisions at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of either Party thereafter to enforce any and each such provisions.

      18.8   APPLICABLE LAW.  This Agreement shall be governed by the laws of
             ---------------
the State of New York excluding conflicts of law principles.

      18.9   EXHIBITS.  All Exhibits referenced in this Agreement shall be
             ---------
deemed to be incorporated into this Agreement by such reference and to be an integral part of this Agreement. In the event of a conflict or inconsistency between the provisions of any Exhibit and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      18.10  NO AGENCY, PARTNERSHIP, ETC.  This Agreement shall not constitute
             ----------------------------
Operator an agent of, or partner or joint venturer with, Lessee or Owner, and Operator shall have no authority to bind Lessee or Owner to any third party. Likewise, this Agreement shall not constitute Lessee as an agent of, or partner or joint venturer with Operator and Lessee shall have no authority to bind Operator to any third party

      18.11  THIRD PARTY BENEFICIARIES.  Owner and Financing Entity shall be
             --------------------------
deemed to be intended third party beneficiaries of this Agreement to the extent of their rights expressly enumerated herein.

      18.12  SURVIVAL.  Article 8, 14 and 17, and all other Articles providing
             ---------
for limitation of or protection against liability of either Party, shall continue in effect notwithstanding any other provision of the Agreement and shall survive termination, cancellation or expiration of the Agreement.

      18.13  COUNTERPARTS.  This Agreement may be executed in counterparts, each
             -------------
of which shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date.


                              NECO-BELLINGHAM, INC.

                              By:---------------------------
                                   /s/ JOHN W. SIM
                              Name:-------------------------
                                    /s/ VICE PRESIDENT
                              Title:------------------------


                              WESTINGHOUSE OPERATING SERVICES

                              COMPANY, INC.

                              By:___________________________

                              Name:_________________________

                              Title:________________________

                                   EXHIBIT A

                          DESCRIPTION OF THE FACILITY

The Bellingham Carbon Dioxide Recovery Facility is designed to produce liquid food grade Carbon Dioxide.

The feedstock to the plant is a 10 MM SCFH slip stream of combustion flue gas from the adjacent 300 MW natural gas fired power plant. This gas stream contains approximately 3.0 to 3.5 percent by volume of Carbon Dioxide.

The slip stream of flue gas is diverted to the Carbon Dioxide facility through use of a 96 inch diameter duct. The flue gas exits this duct into a Direct Contact Cooler. The cooler reduces the temperature and removes water from the flue gas. The water removed is the sole source of process water available to the Carbon Dioxide Recovery Facility.

The flue gas exits the Direct Contact Cooler into the suction of a 2500 HP Blower which then pushes the gas stream upward through the Absorber Tower. As the flue gas flows upward it is contacted inside the tower by a liquid stream of "Lean" MEA flowing downward. Contact between the MEA and flue gas results in transfer of Carbon Dioxide from the flue gas to the liquid MEA stream. At the top of the Absorber Tower the flue gas exits to the atmosphere minus most of the Carbon Dioxide it contained when it entered the bottom of the Absorber. The liquid MEA at the bottom of the Absorber tower is "Rich" or high in Carbon Dioxide content due to its countercurrent contact with the flue gas.

The "Rich" MEA liquid proceeds to the top of a stripping column. It is stripped of its Carbon Dioxide as it flows downward through the column into each of two reboilers at the bottom of the stripper. At this point the MEA is now "Lean" or low in Carbon Dioxide concentration. From the reboilers the "Lean" MEA liquid is returned to the top of the Absorber.

In the reboilers, Carbon Dioxide gas is liberated from the MEA solution by heating the MEA. This Carbon Dioxide gas flows upward through the stripper joining with the Carbon Dioxide gas being released from the downward flowing MEA. The combined or total Carbon Dioxide gas stream flows up and out of the top of the Stripper through the reflux condenser and accumulator to the CO2 wash column where to the "Back End" or the Liquefaction portion (back end) of the Facility begins. The heat, or energy, that liberates the Carbon Dioxide gas from the liquid MEA in the reboilers comes from steam off the low pressure steam header of the Power Plant. Steam use averages 60 to 68 thousand pounds per hour. Steam condensate is returned to the Power Plant in a closed loop.

The Carbon Dioxide gas stream exiting the top of the Stripper is laden with moisture and contains small amounts of various impurities. The moisture and impurities are removed as the Carbon Dioxide passes through a wide variety of heat exchangers, knockout drums, filter media, drying media and a stripping tower. At the same time the Carbon Dioxide gas stream is pressurized in two stages to 300 psig and liquefied at -15 to -20 degrees Fahrenheit.

A two stage Ammonia system provides the refrigeration for cooling and liquefying the Carbon Dioxide gas stream. All other process cooling is accomplished with air finned fan coolers.

The high purity food grade liquid Carbon Dioxide is stored at 217 psig and -17 degrees Fahrenheit in eight individual 200 ton storage tanks. It is loaded into trucks in amounts ranging from 18 to 22 tons at a time for distribution to its end users.

                                   EXHIBIT B

                      BELLINGHAM CO2 PRODUCTION FACILITY

                             ORGANIZATIONAL CHART

                              FACILITY WORK FORCE

                            ----------------------
                            FACILITY PLANT MANAGER
                                DOUG WILLIAMSON
                            ----------------------

     ------------------      --------------------      -------------------------
     OPERATIONS MANAGER       MAINTENANCE MANAGER      ADMINISTRATIVE SUPERVISOR
                                 WILLIAM VOGEL
     ------------------      --------------------      -------------------------

          Plant Engineer         Maintenance Engineer


1. Operator         1. Aux Oper.        1. Mechanic
2. Operator         2. Aux Oper.        2. I&CTech.
3. Operator         3. Aux Oper.
4. Operator         4. Aux Oper.
                    5. Aux Oper.
                    6. Aux Oper.
                    7. Aux Oper.
                    8. Aux Oper.

                                   EXHIBIT C

                              EXISTING INVENTORY

Current listing of all Facility Equipment, Spare Parts, Facility Tools and Consumables to be supplied by Lessee to Operator thirty (30) Days prior to the Operation Date.

                                   EXHIBIT D

                         TERMINATION PAYMENT SCHEDULE



                                             Fixed Termination Fee

Termination date falls in first year         $600,000*
after Operation Date

Termination date falls in second year        $450,000*
after Operation Date

Termination date falls in third year         $300,000*
after Operation Date

Termination date falls in fourth year        $150,000*
after Operation Date

Termination after fourth year following      0
Operation Date

* Fixed Fee values will be multiplied by the current escalation adjustment factor in effect as of the date of termination as calculated in accordance with Exhibit K.

                                   EXHIBIT E

                        O&M RECORDKEEPING REQUIREMENTS]

The following includes a list of records that shall be retained in accordance with Article 3.18. This list is subject to mutually agreed upon changes from time to time.

Document of Communication and Events Within the Plant

-    Control room operators' log book
-    Supervisors log book
-    Instruction log book
-    Maintenance work order status log book

DCS Printouts

-    Daily production/consumption summary
-    DEP daily report
-    Daily report
-    Shift report

Production and Product Quality

-    Daily inventory/production/shipment summary
-    Daily Production Report
-    Carbon dioxide batch test record
-    Carbon dioxide/purity test - product to storage
-    Lot control form
-    Pickup tickets
-    Truck weigh scale calibration records
-    Liquid CO2 sample collection log
-    Outside laboratory CO2 analysis and chain of custody forms
-    Continuous Product Monitoring System, (CPMS), log book
-    CPMS repairs and calibration log
-    CPMS data printouts
-    CPMS cal. gas specification analysis

Visitor Registration and Safety

-    Control room visitor log
-    Plant visitor/safety equipment checklist
-    Work permits
-    Lock out and tag log

Training and Safety

All documentation of specialized training, i.e., hazard material handling, emergency response, CPR, first aid, specialized skills, etc. Monthly and quarterly inspection checklists and summaries for:

- Fire extinguishers, halon systems, safety showers and eyewash stations, fire hoses and cabinets and sprinklers.
-    Electrical powered hand tools
- Scott airpacks, workplace air quality analyzers and in-line fresh air breathing gear
-    Motor vehicle safety inspections
-    Respirator cleaning and inspections
-    Rigging
-    Safety belts

Process Data Logs and Trend Plots

-    Daily chemical analysis log - MEA solution
-    MEA and inhibitor addition and tankage log
-    Waste disposal log
-    Reclaimer campaign - lean solution and soda ash addition
-    All outside laboratory analysis
-    Corrosion probe readings and plots, (XE - 115, 125, 140, 141 and 150)
- Trend graphs of - heat stable salts, solution iron, inhibitor concentrations, rich and lean CO2 loadings and MEA color

Materials, Services and Equipment Maintenance

-    Purchase orders
-    Receiving slips
-    Maintenance work orders
-    Instrument calibration records
-    Equipment history
-    Spare parts inventory status
Major Plant Equipment Data

-    Blower readings
-    Compressor readings
-    CO2 waste water carbon filter log
-    D.E. filter log

Waste Storage and Disposal

-    Daily environmental inspection - check list
-    Weekly satellite station and waste accumulation area inspection log
-    Waste storage area log
-    Waste movement forms
-    Waste shipment manifests

Monthly Reports

Outage Reports

Event Reports

                                   EXHIBIT F


                             MONTHLY SUM BREAKDOWN



The Monthly Sum will include the following items:


Personnel and Services
----------------------

- All full time plant staff salaries, overtime, benefits, payroll taxes and insurance. All personnel management and administration, engineering, technical, environmental, regulatory and training and other support.

Process Consulting Services
---------------------------

Utilities
---------

-  House Power
-  Telephone

Chemicals and Filters
---------------------

-    MEA Deliveries*
-    MEA Carbon Filter*
-    Inhibitor Deliveries*
-    Soda Ash Deliveries
-    Diatomaceous Earth
-    CO2 Carbon Filter
-    CO2 H20 Filter Cartridges
-    Drier Media*
-    Coalescer Cartridges
-    Mole Sieve Media*
-    Miscellaneous Filters

Waste Removal/Disposal
----------------------

-    Reclaimer Sump*
-    Industrial Wastewater Sump
-    Cotton Filter
-    Oily Rags
-    Speedy Dry
-    MEA Carbon*
-    Dryer Media*
-    Mole Sieve Media*
-    CO2 Carbon
-    Carbon Filter Cartridges
-    Compressor Oil and Ammonia
-    Parts Wash Solvent
-    Carbon H20

-    Methanol
-    Containers
-    Analysis
-    Plant Trash
-    Shutdown Services*

Maintenance, Parts and Services
-------------------------------

-    Repair Parts & Services
-    Preventive Parts & Services
-    Insulation Materials & Services
-    Paint Materials & Services
-    Inspection and testing Materials & Services
-    Other Outside Contractors
-    Minor Improvements
-    Fire Protection Systems
-    Bench Stock
-    Scaffold Rental
-    Hose
-    Expendables - Gasket, Thread Compound
-    Scale Repair/Calibration
-    Fan Belts
-    Tools
-    Groundskeeping

Rental Equipment and Services
-----------------------------

-    Pickup Truck Lease and Repairs
-    Fork Lift Truck Repair Agreement
-    Office Equipment
-    Storage Trailers
-    Janitorial Services
-    Spring Water
-    Crane

MEA Analysis
------------

-    Lab Material and Equipment
-    Equipment Repair
-    Outside Analysis
-    Sample Transport

CO2 Analysis
------------

-    Site Materials and Equipment
-    Outside Analysis
-    CO2 Sample Transport
-    Continuous Analyzer System Maintenance & Service

Other
-----

-    Safety Equipment and Materials
-    First Aid Supplies
-    Office Supplies
-    Federal Express
-    Computer Supplies
-    Plant Travel
-    Training Materials
-    Employee Relations
-    Computer Equipment & Software

* These items will be delineated separately as budgeted categories in accordance with Article 3.9(a).

                                   EXHIBIT G


                LIST OF DAILY REPORTS TO BE PROVIDED TO LESSEE


Daily inventory/production/shipment summary of status report.

All other reports, records, logs, etc. listed in Exhibit E under Article
                                                 ---------
3.18 of the Agreement will be available to the Lessee at all times at the Site.

                                   EXHIBIT H


                          SITE LAYOUT AND DESCRIPTION


See attached Plot Plan - Drawing 624700-4-500 Rev. 2
Release date January 24, 1990

                                   EXHIBIT I


                           SAMPLE OF MONTHLY REPORT


                     SEE ATTACHED SAMPLE OF MONTHLY REPORT


A sample monthly report has been included in the three ring binder provided to Operator. It is the December, 1994 monthly report produced by the current contract operator less the figures for financial performance.

                                   EXHIBIT J


                        INSPECTION SCHEDULING GUIDELINES


Maintenance Inspections to be performed by the Operator in accordance with manufacturers' recommendations.

                                   EXHIBIT K


                               ESCALATION FORMULA


Beginning with January 1996, the Monthly Sum (excluding the estimated allocable portion of the cost of all process chemicals and waste disposal for the applicable Contract Year based on the Budget for such Contract Year) shall be increased or decreased, as the case may be, January of each year as follows:

Adjusted Fee   =  [.7(EGSWx)/(EGSWo) + .3 (ECI-WCx)/(ECI-WCo)]
                  multiplied by the initial Monthly Sum.


Where:


EGSWx is the U.S. Bureau of Labor Statistics average hourly earnings of Electric, Gas and Sanitary workers for the month in respect of which the adjustment is made;


EGSWo is the U.S. Bureau of Labor Statistics average hourly earnings of Electric, Gas and Sanitary Workers for July 1995;

ECI-WCx is the Employment Cost Index for Private Industry White Collar Wages & Salaries, as published by the United States Department of Labor, Bureau of Labor Statistics in the publication entitled "Monthly Labor Revie w", for the month in respect of which the adjustment is made; and


ECI-WCo is the Employment Cost Index for Private Industry White Collar Wages & Salaries, as published by the United States Department of Labor, Bureau of Labor Statistics in the publication entitled "Monthly Labor Review," for July 1995.

                                   EXHIBIT L


                     CARBON DIOXIDE QUALITY SPECIFICATIONS




The composition of the liquid carbon dioxide produced by the Carbon Dioxide Plant Facility will meet the following criteria:


ANALYSIS                                              LIMIT
--------                                              -----

Percent Carbon Dioxide, Purity            99.95% by Volume (Min.)
Water Content, Dew Point                  8 ppm by Volume, -80 F. (Max.)
Volatile Hydrocarbons as Methane          20 ppm by Volume (Max.)
Non-Volatile Residues                     5 ppm by Weight (Max.)
Oxygen (O /2/)                            10 ppm by Volume (Max.)
Carbon Monoxide (CO)                      10 ppm by Volume (Max.)
Hydrogen (H/2/)                           60 ppm by Volume (Max.)
Hydrogen Sulfide (H/2/SO/4/               0.5 ppm by Volume (Max.)
Nitrogen (N/2/) & Argon                   90 ppm by Volume (Max.)
Nitrogen Oxides (No/x/)                   2.5 ppm by Volume (Max.)
Sulfur Dioxides (SO/2/)                   0.5 ppm by Volume (Max.)
Carbonyl Sulfide (COS)                    0.5 ppm by Volume (Max.)
Mercaptans                                0.5 ppm by Volume (Max.)
Benzene                                   50 ppb by Volume (Max.)


All Carbon Dioxide shall conform to the requirements of the Product Quality Control Procedure, as mutually agreed upon by Operator and Lessee.

                                   EXHIBIT M


                                PRICE LIST 1720



See attached Price List 1720.

               [LETTERHEAD OF WESTINGHOUSE ELECTRIC CORPORATION]

September 2, 1994             SEE REVERSE SIDE FOR SECTION 2  FIELD ENGINEERING
Supersedes PL 1720 Section 1                                  SERVICES FOR
dated January 2, 1993                                         FOSSIL PLANT SITES
Prices subject to change without notice
Mailed to:E. C/1700A

--------------------------------------------------------------------------------

I.   SELLING POLICY

All prices contained herein are subject to the terms and conditions of Westinghouse Selling Policy 1701 in effect on the date on an order is received.

II.  PRICE POLICY

All rates and prices are subject to change without notice. Unless contracted otherwise, rates and prices for ongoing contracts will be those in effect at the time the work is performed.

III. ENGINEER HOURLY RATES

Westinghouse offers three types of field engineering services for power generating equipment, at rates as defined below.

A.   TECHNICAL FIELD ASSISTANT (TFA)

An Engineer providing TFA renders advice and makes recommendations based on Westinghouse procedures and drawings during standard maintenance of Westinghouse units. By definition, standard maintenance includes disassembly, inspection, replacement of renewal parts, routine repair and reassembly.

(*) Hourly rates for TFA:

Straight                 Weekday OT/           Sunday &
Time                     Saturday              Holiday
-------------------------------------------------------
$112.00                  $168.00               $224.00
-------------------------------------------------------
B.   SUPERVISORY SERVICES

An Engineer providing supervisory services directs Westinghouse personnel performing to Westinghouse procedures and process specifications, requiring unique skills and custom equipment or tooling.

A job specific readiness fee will apply to all orders, that are not firm priced, for supervisory services. This fee will cover pre-job efforts and will be quoted separately.

(*) Hourly rates for Supervisory Services:

Straight                 Weekday OT/           Sunday &
Time                     Saturday              Holiday
-------------------------------------------------------
$112.00                  $168.00               $224.00
-------------------------------------------------------

C. SPECIAL SERVICES

An Engineer providing Special Services performs diagnostic and operational trouble-shooting of turbine-generator equipment. This work may be conducted onsite or by telecommunication. Special Services includes diagnostic electrical testing, evaluation and set-up activities on control systems, voltage regulator systems and any on-line diagnostics. Level III NDE and balancing is also included in this type of field engineering services.

(*) Hourly rates for Special Services:

Straight                 Weekday OT/           Sunday &
Time                     Saturday              Holiday
-------------------------------------------------------
$112.00                  $280.00               $280.00
-------------------------------------------------------

IV.  EXPLANATORY NOTES

A) In the event Westinghouse use outside or subsidiary personnel to perform services that would normally be performed by Westinghouse personnel. Westinghouse will invoice Purchaser for such personnel at the hourly rates published herein.

B)  Minimum billing is 8 hours

C) The straight-time rate applies to all time worked or traveled during an 8 hour work day or fraction thereof; that is, any consecutive 8 hour period in a weekday (Monday through Friday, holidays excepted) with an allowance for lunch time.

D) The week day overtime and Saturday rates apply to all time worked or traveled in excess of 8 hours during a weekday and all time worked or traveled on Saturday (holidays excepted). All time worked or traveled on a Sunday or a holiday, locally observed by Westinghouse, will be billed at the Sunday and holiday rate.

E) Technical services of factory engineers, headquarters service specialists, and computer charges will be those set forth in Westinghouse Price List 1275. Project Managers will be quoted upon request.

F) Changes for equipment, tools and instruments supplied with field engineering personnel will be quoted by your local Westinghouse representative.

G)  Technical Direction of Installation (TD of I) will be charged at the rate in
    Section III A. Terms and Condition for TD or I are SP1701 with Technical Services Warranty and Exclusive Remedy (5B) being applicable.

V.   EXPENSES

A fixed daily expense charge will be assessed as outlined below.

A) * When daily commuting personnel supplied, a $35 local daily expense charge, covering local transportation and miscellaneous expenses, will be assessed for each day assigned to the work.

B) For job sites where personnel require overnight lodging, the applicable daily expense charge for the job site will be assessed for each calendar day an individual is assigned to a project including non-working weekend days for jobs extending over the weekend(s). Westinghouse will supply engineers and technicians based on qualifications with priority given to qualified daily commuting personnel when available.

Round trip air and/or ground transportation from the individual's home location to the job site will be extra and billed at cost.

The following geographical area daily expense charge covers lodging, meals, local transportation and miscellaneous expenses (telephone, postage, laudry, etc.).

Daily Expense                                Daily Expense
Charge Class                                 Charge (*)
----------------------------------------------------------
  A1                                         $280.00
  A                                           215.00
  B                                           190.00
  C                                           175.00
  D                                           165.00
  E                                           150.00
  F                                           140.00
  G                                           130.00
----------------------------------------------------------

The daily expense charge class for a particular power plant or job location can be obtained from the local Westinghouse representative.

(*) Changed since previous issue.

                                   EXHIBIT N


                  WESTINGHOUSE ELECTRIC CORPORATION GUARANTY



NECO-Bellingham, Inc.
11104 West Airport Boulevard
Suite 160
Stafford, Texas   77477


Gentlemen:


Reference is made to the Contract between NECO-Bellingham, Inc. ("Lessee") and Westinghouse Operating Services Company, Inc. ("WOSC") for the Bellingham Project Carbon Dioxide Recovery Facility ("Contract"). WOSC is a wholly owned subsidiary of Westinghouse Electric Corporation ("WELCO"). In connection with said Contract, WELCO agrees as follows:

     1. Unless otherwise noted, capitalized terms used in this letter shall the meanings assigned to such terms in the Contract.

     2. In consideration of one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WELCO, on behalf of itself, its successors, and permitted assigns, irrevocably and unconditionally guarantees to Lessee, its successors, and permitted assigns, the prompt, full and faithful observance, fulfillment and performance by WOSC of each of the obligations, responsibilities, and undertakings to be carried out, performed or observed by WOSC to the extent and under the terms and conditions set forth in the Contract.

     3. If at any time WOSC, its successors, or permitted assigns, fails, neglects or refuses to timely or fully perform any of its obligations, responsibilities, or undertakings as expressly provided in the terms and conditions of the Contract, and if within fifteen (15) days after written notice of such failure, WOSC has not commenced corrective action to the extent required by the Contract, then upon receipt of written notice from Lessee specifying the failure, WELCO shall perform, or cause to be performed, any such obligation, responsibility, or undertaking as required pursuant to the terms and conditions of the Contract, including without limitation all payment obligations under the Contract.

     4. With respect to any claim, action or proceeding against WELCO in connection with this guaranty, WELCO shall be entitled to assert only those defenses which WOSC would be able to assert if such claim, action or proceeding were to be asserted or instituted against WOSC based upon the Contract.

     5. WELCO covenants and agrees with Lessee, its successors, and permitted assigns, that (i) any amendments, modifications or supplements to the Contract, or (ii) the giving of any consent by Lessee or WOSC to any permitted assignment of the Contract, or (iii) the waiver of the performance or observance by WOSC of any agreement, covenant, term or condition to be performed or observed by WOSC, or (iv) the lease, sale, transfer or conveyance of the Equipment or any interest to any party, may all or any of them be made and done without notice to, or the consent of, WELCO and without in any way affecting, changing or releasing WELCO from its obligations hereunder.

     6.     With respect to this Guaranty, WELCO represents the following:

     (i) that it is a corporation duly organized, validly existing and in good standing under Pennsylvania laws and that the execution, delivery and performance of this Guaranty has been duly authorized by all requisite corporate action and will not violate any provision of any governmental rule, regulation or ordinance, its charter or by-laws or any indenture, agreement or instrument to which it is a party; and

     (ii) that it is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any federal, state, local or governmental authority which violations, individually or in the aggregate, would affect WELCO's guaranty of WOSC's performance of its obligations under the Contract; and

     (iii) that it is not a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending, or, to the best of WELCO's knowledge, threatened, which would adversely affect WELCO's ability to guaranty of WOSC's performance of its obligations under the Contract. 7. This Guaranty shall be governed by and interpreted under the substantive laws of the State of New York, United States of America, excluding rules governing conflicts of laws. Any dispute arising under or relating to this guaranty shall be resolved according to the provisions set forth in Article 13, Dispute Resolution, of the Contract.

Very truly yours,

                                      N-2